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                                                                   EXHIBIT 2.10

                                 EXECUTION COPY





                            REIMBURSEMENT AGREEMENT

                           Dated as of July 16, 1999



                                  By and Among



                        ZC SPECIALTY INSURANCE COMPANY,

                            PITA GENERAL CORPORATION

                                      AND

                                AHC TENANT, INC.


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                               TABLE OF CONTENTS

                                                                                                     PAGE

ARTICLE I

DEFINITIONS AND INTERPRETATION.......................................................................  1
         Section 1.01      Definitions...............................................................  1
         Section 1.02      Interpretation............................................................  5

ARTICLE II

REIMBURSEMENT OBLIGATIONS; PREMIUMS;
SURETY PERFORMANCE; BOND REPLACEMENT.................................................................  5
         Section 2.01      Reimbursement and Other Payments by Lessee and/or Borrower................  5
         Section 2.02      General Provisions as to Payments.........................................  6
         Section 2.03      Term of Agreement.........................................................  7
         Section 2.04      Compliance with Laws......................................................  7
         Section 2.05      Acknowledgment of Surety Subrogation Rights...............................  8
         Section 2.06      Performance of Surety.....................................................  8
         Section 2.07      Replacement of Bond.......................................................  8

ARTICLE III

OBLIGATION TO POST SECURITY..........................................................................  9
         Section 3.01      Collateral................................................................  9

ARTICLE IV

EVENTS OF DEFAULT....................................................................................  9
         Section 4.01      Events of Default.........................................................  9
         Section 4.02      Remedies.................................................................. 13
         Section 4.03      Non-Exclusivity of Remedies............................................... 14

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BORROWER PARTIES................................................... 14
         Section 5.01      Organization, Powers, Capitalization, Good Standing, Business............. 14
         Section 5.02      Authorization of Borrowing, Etc........................................... 15
         Section 5.03      Pending Matters........................................................... 16
         Section 5.04      Indebtedness and Contingent Obligations................................... 16
         Section 5.05      Investment Company Act; PUCHA............................................. 16
         Section 5.06      Foreign Person............................................................ 17
         Section 5.07      Bankruptcy................................................................ 17

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
         Section 5.08      Solvency.................................................................. 17
         Section 5.09      Pending Matters........................................................... 17
         Section 5.10      Financial Statements Accurate............................................. 18
         Section 5.11      Compliance with Laws...................................................... 18
         Section 5.12      Maintain Bed Capacity..................................................... 20
         Section 5.13      Payment of Taxes and Property Impositions................................. 20
         Section 5.14      Title to Collateral....................................................... 20
         Section 5.15      Priority of Mortgages..................................................... 20
         Section 5.16      Zoning, Other Laws........................................................ 21
         Section 5.17      Condition of Improvements and Properties.................................. 21
         Section 5.18      Disclosure................................................................ 22
         Section 5.19      Legal Names............................................................... 22
         Section 5.20      Employee Benefit Plans.................................................... 22
         Section 5.21      Intellectual Property..................................................... 23
         Section 5.22      Proceedings Pending....................................................... 23
         Section 5.23      Compliance With Applicable Laws........................................... 23
         Section 5.24      Management Agreements..................................................... 23
         Section 5.25      1934 Act.................................................................. 23
         Section 5.26      Use of Proceeds and Margin Security....................................... 24
         Section 5.27      No Plan Assets............................................................ 24
         Section 5.28      Governmental Plan......................................................... 24
         Section 5.29      Year 2000................................................................. 24
         Section 5.30      Legal Opinions............................................................ 25
         Section 5.31      Leases; Agreements........................................................ 25

ARTICLE VI

NEGATIVE COVENANTS OF BORROWER PARTIES............................................................... 26
         Section 6.01      Assignment of Licenses and Permits........................................ 26
         Section 6.02      No Liens; Exceptions...................................................... 26
         Section 6.03      Disposition of Assets..................................................... 27
         Section 6.04      Change of Business........................................................ 27
         Section 6.05      Changes in Accounting..................................................... 27
         Section 6.06      Intentionally Omitted..................................................... 27
         Section 6.07      Transfer of Ownership Interests........................................... 27
         Section 6.08      Restriction on Fundamental Changes........................................ 27
         Section 6.09      Transactions with Affiliates.............................................. 28
         Section 6.10      Change of Use............................................................. 28
         Section 6.11      Intentionally Deleted..................................................... 29
         Section 6.12      Dividends, Distributions and Redemptions.................................. 29
         Section 6.13      Indebtedness.............................................................. 29
         Section 6.14      Bankruptcy, Receivers, Similar Matters.................................... 29
         Section 6.15      No Negative Pledges....................................................... 30


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
         Section 6.16      Changes Relating to Indebtedness.......................................... 30
         Section 6.17      Contingent Obligations.................................................... 30
         Section 6.18      ERISA..................................................................... 30
         Section 6.19      Single Purpose, Bankruptcy-Remote Representations
                           Covenants and Warranties.................................................. 30
         Section 6.20      Additional Single Purpose, Bankruptcy Remote Covenants.................... 33
         Section 6.21      Application of Certain Covenants to Sublessees............................ 34
         Section 6.22      Management................................................................ 34

ARTICLE VII

AFFIRMATIVE COVENANTS      .......................................................................... 34
         Section 7.01      Payment of Loan/Performance of Loan and
                           Reimbursement Obligations................................................. 35
         Section 7.02      Maintenance of Existence.................................................. 35
         Section 7.03      Accrual and Payment of Taxes.............................................. 35
         Section 7.04      Insurance, Casualty and Condemnation...................................... 35
         Section 7.05      Financial and Other Information........................................... 42
         Section 7.06      GAAP...................................................................... 44
         Section 7.07      Accountants' Reports...................................................... 45
         Section 7.08      Books and Records......................................................... 45
         Section 7.09      Payment of Indebtedness................................................... 45
         Section 7.10      Budget Approval Process................................................... 45
         Section 7.11      Annual Ownership Report................................................... 46
         Section 7.12      Material Adverse Change; Material Adverse Effect.......................... 46
         Section 7.13      Events of Default, etc.................................................... 46
         Section 7.14      Litigation................................................................ 47
         Section 7.15      Insurance................................................................. 47
         Section 7.16      Conduct of Business....................................................... 47
         Section 7.17      Periodic Surveys.......................................................... 48
         Section 7.18      Management Agreement...................................................... 48
         Section 7.19      Updated Appraisals........................................................ 49
         Section 7.20      Comply with Covenants, Laws and Contractual Obligations................... 49
         Section 7.21      Taxes and Other Charges................................................... 49
         Section 7.22      Cost Reports.............................................................. 49
         Section 7.23      Vendor Agreements......................................................... 49
         Section 7.24      Certificate............................................................... 50
         Section 7.25      Loan and Surety Documents................................................. 50
         Section 7.26      Notice of Fees or Penalties............................................... 50
         Section 7.27      Maintenance of Assumptions in Legal Opinions.............................. 50
         Section 7.28      Surety's Expenses......................................................... 50
         Section 7.29      Material Agreements....................................................... 50
         Section 7.30      Inspection................................................................ 51


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
         Section 7.31      ERISA..................................................................... 51
         Section 7.32      Assisted Living Facility Consultant....................................... 51
         Section 7.33      Place of Business......................................................... 52

ARTICLE VIII

ENVIRONMENTAL HAZARDS      .......................................................................... 52
         Section 8.01      Prohibited Activities and Conditions...................................... 52
         Section 8.02      Exclusions................................................................ 53
         Section 8.03      Preventive Action......................................................... 53
         Section 8.04      O & M Program Compliance.................................................. 53
         Section 8.05      Lessee's Environmental Representations and Warranties..................... 53
         Section 8.06      Notice of Certain Events.................................................. 55
         Section 8.07      Costs of Inspection....................................................... 55
         Section 8.08      Remedial Work............................................................. 56
         Section 8.09      Cooperation with Governmental Authorities................................. 56

ARTICLE IX

RESTRICTIONS ON TRANSFER   .......................................................................... 56
         Section 9.01      Restrictions on Transfer and Encumbrances................................. 56
         Section 9.02      Assumability.............................................................. 56
         Section 10.01     Notices, etc.............................................................. 59
         Section 10.02     No Waivers................................................................ 62
         Section 10.03     Amendments and Waivers.................................................... 62
         Section 10.04     No Partnership, Etc....................................................... 62
         Section 10.05     Time of the Essence....................................................... 62
         Section 10.06     Costs and Expenses........................................................ 62
         Section 10.07     Successors and Assigns.................................................... 64
         Section 10.08     Governing; Law, Submission to Jurisdiction................................ 64
         Section 10.09     Counterparts; Integration................................................. 65
         Section 10.10     Waiver of Jury Trial...................................................... 65
         Section 10.11     Indemnification........................................................... 65
         Section 10.12     Evidence of Compliance.................................................... 71
         Section 10.13     Headings.................................................................. 71
         Section 10.14     U.S. Currency............................................................. 71
         Section 10.16     Performance of Surety..................................................... 71
         Section 10.17     Limitation of Surety Liability............................................ 72
         Section 10.18     Usury Savings............................................................. 72
         Section 10.19     Assignment in Lieu of Satisfaction........................................ 72
         Section 10.20     Controlling Party......................................................... 72
         Section 10.22     Waivers of Defenses of Guarantors and Sureties............................ 73


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
ARTICLE XI

APPLICATION OF PROPERTY REVENUE...................................................................... 75
         Section 11.01     Application of Property Revenue........................................... 75
         Section 11.02     Termination Premium....................................................... 75

ARTICLE XII

LIMITED RECOURSE .................................................................................... 75
         Section 12.01     Non-Recourse Loan......................................................... 75



EXHIBITS AND SCHEDULES:

Exhibit A                  -        Insurance Surety Bond
Exhibit B                  -        Master Glossary of Definitions
Schedule 2.9(p)            -        Appraised Value of Individual Properties
Schedule 5.1(c)            -        Jurisdictions in which Borrower Parties Qualified
Schedule 5.1(e)            -        Offices and Places of Business of Borrower Parties
Schedule 5.2(b)            -        Required Consents - Contractual Obligations of Borrower Parties
Schedule 5.3               -        Pending Matters of Borrower Parties
Schedule 5.9               -        Pending Matters of Lessee or the Properties
Schedule 5.11-1   -        Available Beds/Licensed Beds
Schedule 5.11-2   -        Permits of Lessee
Schedule 5.16              -        Zoning
Schedule 5.19              -        Legal Names of Lessee
Schedule 5.20(a)           -        Employee Benefit Plans
Schedule 5.20(b)-1         -        Non-Exempt Prohibited Transactions
Schedule 5.20(b)-2         -        Obligations Arising from Loan
Schedule 5.21              -        Intellectual Property
Schedule 5.31(d)           -        Rent Rolls
Schedule 7.10              -        Financial Projections
Schedule 8.5               -        Environmental Reports
Schedule 8.5(c)            -        UST's


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                            REIMBURSEMENT AGREEMENT

         THIS REIMBURSEMENT AGREEMENT (this "AGREEMENT") dated as of July 16, 1999 is by and among ZC SPECIALTY INSURANCE COMPANY, a Texas corporation ("SURETY"), AHC TENANT, INC., a Delaware corporation ("AHC" or "LESSEE") and PITA GENERAL CORPORATION, an Illinois corporation ("BORROWER"). Borrower and Lessee (as hereinafter defined) are collectively referred to herein as "BORROWER PARTIES" and individually as a "BORROWER PARTY."

         WHEREAS, Surety has issued an Insurance Surety Bond to The First National Bank of Chicago, as trustee under that certain Trust Agreement dated as of even date herewith, a copy of which Insurance Surety Bond is attached hereto as Exhibit "A" (the "BOND").

         WHEREAS, as a condition to Surety providing the Bond, Surety has required, among other things, that Borrower and AHC enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the undertakings herein set forth and intending to be legally bound, Surety and Borrower hereby agree as follows:

                    ARTICLE I DEFINITIONS AND INTERPRETATION

         SECTION 1.01 DEFINITIONS All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Master Glossary (as defined below). Terms which are not defined herein or in the Master Glossary shall have the meanings ascribed to them in the Loan Agreement (as defined below). For purposes hereof, the following terms shall have the following meanings: In the event that the Loan Agreement shall have been terminated or no longer be in effect, any defined terms in Section 1.1 of the Loan Agreement or any exhibits attached thereto shall be made a part hereof as if such Section
1.1 of the Loan Agreement or any exhibits attached thereto were stated herein.

         SECTION 1.02 INTERPRETATION In this Agreement (unless otherwise specified), the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), recitals, exhibits, annexes or schedules are those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement or specifically excluded therefrom; the phrase "and/or" shall be deemed to mean the words both preceding and following such phrase, or either of them; references to the parties and to Persons include their respective


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permitted successors and assigns; in the case of governmental Persons, Persons succeeding to their respective functions and capacities; and reference to times of day shall be to Chicago, Illinois time unless specifically provided otherwise; all accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise specified; and references to the chief financial officer of Lessee shall be deemed to refer to the chief financial officer of Guarantor.

             ARTICLE II REIMBURSEMENT OBLIGATIONS; PREMIUMS; SURETY
                         PERFORMANCE; BOND REPLACEMENT

         SECTION 2.01  REIMBURSEMENT AND OTHER PAYMENTS BY LESSEE AND/OR
BORROWER.

                a.     (i)    Borrower agrees to pay Surety and/or Trustee, as
applicable, for all Reimbursement Obligations. If the time for payment of any of said Reimbursement Obligations is not specified herein, then such Reimbursement Obligations shall be payable on written demand.

                       (ii) Reimbursable Amounts shall be due and payable on the Business Day on which payments are made by Surety under the Bond without any requirement of notice to Borrower from Surety. To the extent Borrower makes payments on the Note relating to amounts which were paid by Surety on the Bond, Borrower shall receive a credit on the Reimbursable Amounts for such amounts. Similarly, if Reimbursable Amounts are paid to Surety by Borrower on account of payments made by Surety on the Bond, Surety shall give credit to amounts owed on the Note.

                b. Borrower agrees to pay to Surety interest on any and all Reimbursement Obligations for each day from the date when due until such amount is paid in full, whether before or after judgment, payable on demand, at a per annum rate equal to the Default Rate.

                c. Borrower's Reimbursement Obligations under this Agreement are absolute, unconditional and irrevocable and shall be performed in accordance with the terms of this Agreement notwithstanding:

                       (i) any lack of validity or enforceability of any of the Transaction Documents;

                       (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Transaction Document;

                       (iii) the existence of any Default or the exercise of any remedy;

                       (iv) any act or omission to act or delay by Surety that might, but for the provisions of this Section, constitute a legal or equitable discharge of any of Borrower's obligations hereunder;


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                       (v)    any of the terms and conditions of any
reinsurance agreement between Surety and any other Person; or

                       (vi) any claim, right of set-off, defense or other rights that Borrower may have at any time against Surety or any other Person, whether in connection with the Transaction Documents or any unrelated transaction.

                d. Borrower agrees to pay on the Closing Date the Transaction Fee to the Trustee.

         SECTION 2.02  GENERAL PROVISIONS AS TO PAYMENTS.

                (a) Borrower shall make each payment of Reimbursement Obligations, fees, commissions and other amounts payable hereunder, not later than 3:00 p.m. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to Surety at its address referred to in Section 10.01 hereof. If such payment of Reimbursement Obligations, fees, commissions or other amounts payable hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

         SECTION 2.03  TERM OF AGREEMENT.

         This Agreement is effective commencing on the date hereof. This Agreement shall remain in full force and effect until the later of (i) the date on which Surety's obligations under the Bond are terminated or have expired (including without limitation, all obligations regarding Preference Amounts), or (ii) the date on which all Reimbursement Obligations of Borrower to Surety have been irrevocably paid and satisfied in full. Any termination of this Agreement pursuant hereto or any other termination of this Agreement, shall not terminate or otherwise affect in any way any liability or obligations of any party hereto to the extent such liability or obligation relates to events occurring or circumstances existing prior to or as of, or as a result of such termination.

         SECTION 2.04  COMPLIANCE WITH LAWS.

         It is the intent of the parties that the execution, delivery, and performance of the Transaction Documents, the transactions provided for therein and contemplated thereby, and all matters incidental and related thereto or arising therefrom, shall be in strict compliance with, and that they shall each comply and conform strictly with, all laws applicable to and governing the Transaction Documents, as from time to time in effect, including any applicable usury laws. This provision shall not be deemed to alter the choice of governing law in the Transaction Documents. In furtherance thereof, Surety, Lessee and Borrower stipulate and agree that none of the terms and provisions contained in, or pertaining to, the Transaction Documents shall ever be construed to create a contract for, or obligating any Person to pay for, the use or forbearance or detention of money, interest at a rate or in an amount in excess of the maximum rate or maximum amount of


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interest lawfully permitted or allowed to be, contracted for, charged, received, taken, or reserved under such laws. For such purposes, as to each of the Transaction Documents, (i) "interest" shall include the aggregate of all amounts which constitute, or are deemed to constitute, interest under the law applicable to the Transaction Documents and the transactions thereunder, that is contracted for, chargeable, receivable (whether received or deemed to have been received), taken, or reserved under each such document, and (ii) unless otherwise specified therein, all computations of the maximum amount of interest permitted or allowed under such applicable law will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable. THE PROVISIONS OF THIS PARAGRAPH SHALL CONTROL OVER ALL OTHER PROVISIONS OF THE TRANSACTION DOCUMENTS. If the effective rate or amount of interest which would otherwise be payable would exceed the maximum rate or maximum amount of interest Surety or any other holder of the Note or other obligation is allowed by such applicable law to charge, contract for, take, reserve, or receive, or in the event Surety or any holder of the Note or other obligation shall charge, contract for, take, reserve, or receive money that is deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Transaction Documents to a rate or amount in excess of that permitted or allowed to be charged, contracted for, taken, reserved, or received under such applicable law then in effect, then the amount of interest which would otherwise be payable shall be limited to, and the Transaction Documents shall in all respects be construed and applied so as to conform to, the maximum amount allowed pursuant to then applicable law, and, if no maximum amount or rate is then in effect, then as may otherwise be authorized and allowed under such laws, as now or hereafter construed by the courts having jurisdiction. Any amount(s) charged, contracted for, received, taken, or reserved that are deemed to constitute interest determined to be in excess of the maximum rate or maximum amount of interest permitted by applicable law shall be immediately returned or credited to the account of Borrower or other Person entitled thereto upon such a determination, including a determination by a court of competent jurisdiction. All amounts contracted for, charged, received, reserved, paid, or agreed to be paid in connection with any note or other obligation which would under applicable law be deemed "interest" (or if not so deemed, would be deemed an amount that would be included in the calculation of the maximum rate or maximum amount of interest allowed pursuant to applicable law), shall, to the maximum extent not prohibited by applicable law, be amortized, prorated, allocated, and spread throughout the full term of the Transaction Documents and any loans, as the case may be; provided that, if the Note or other obligation is paid and performed in full prior to the end of the full existence thereof exceeds the maximum lawful rate or amount, Surety shall refund to Borrower or such Person entitled thereto the amount of such excess, or credit the amount of such excess against the principal amount of such note or other obligation (as applicable) and, in such event, it is expressly agreed that Surety shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the maximum rate.

         SECTION 2.05 ACKNOWLEDGMENT OF SURETY SUBROGATION RIGHTS. Each of Borrower and Lessee acknowledges the subrogation rights of Surety under Section
9.19 of the Loan Agreement and Section 2.12 of the Trust Agreement.


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

         SECTION 2.06 PERFORMANCE OF SURETY. At its option, upon either Borrower's or Lessee's failure to do so and irrespective of whether notice has been given and whether any time in which to cure has elapsed, Surety may make any payment or do any act on such Borrower's or Lessee's behalf that Borrower, Lessee or others are required to do to remain in compliance with this Agreement or any of the other Transaction Documents, and each of Borrower and Lessee agrees to reimburse Surety, on demand, for any payment made or expense incurred by Surety pursuant to the foregoing authorization, including, without limitation, attorneys' fees, and until so repaid any sums advanced by Surety shall constitute a portion of the Reimbursement Obligations, shall be secured by the Mortgage and other Collateral Documents and shall bear interest at the Default Rate from the date advanced until repaid, provided, however, absent a Lease Event of Default, in no event shall Surety be entitled to seek reimbursement from the Lessee for Reimbursable Amounts except pursuant to the Flow of Funds Agreement and Section 4.2 of the Trust Agreement.

         SECTION 2.07 REPLACEMENT OF BOND. Borrower acknowledges that pursuant to and subject to the terms and conditions of Section 7.14 of the Trust Agreement, Surety may reduce, rearrange or increase the Surety Bond Amount (as defined in the Bond), and Surety may enter into other Surety Transactions (as defined in the Trust Agreement). Borrower agrees that amounts paid by Surety under the Surety Bond shall be a liability of Borrower owed as a part of the Losses hereunder and for all other purposes hereof, notwithstanding any reduction, rearrangement or increase in the Surety Bond Amount (up to the maximum Surety Bond Amount set forth in the Bond as of today's date). Borrower acknowledges that Surety has no obligation or commitment to alter or amend the Bond. Nevertheless, Borrower hereby agrees that Surety may, subject to the provisions of Section 7.14 of the Trust Agreement and Section 10.06 herein, take any act it deems necessary to effect one or more Surety Transactions, including an increase in the amount of coverage provided under the Surety Bond up to the maximum Surety Bond Amount set forth in the Bond as of today's date, without the necessity of any future consent or direction of Borrower. Borrower hereby agrees that if Surety takes any such action, the same shall not in any manner affect, reduce or void Borrower's Reimbursement Obligations.

                    ARTICLE III OBLIGATION TO POST SECURITY

         SECTION 3.01 COLLATERAL. All Reimbursement Obligations of Borrower and Lessee to Surety hereunder shall at all times be entitled to the benefit of the Collateral, and such Reimbursement Obligations are secured, pursuant to the Mortgage, the Pledge Agreement, Security Agreement and the other Transaction Documents, by a mortgage lien on, pledge of and security interest in the Collateral.

                          ARTICLE IV EVENTS OF DEFAULT

         SECTION 4.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:


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                (a)    The failure by Borrower or Lessee to pay any
Reimbursement Obligations which it is obligated to pay hereunder within ten
(10) days after the same become due; or

                (b) The failure by Borrower or Lessee to make any scheduled payment amount, due under the Note, the Surety Bond, this Agreement or any of the Transaction Documents in respect of the Loan Obligations (whether such amount is interest, principal, deposits into the Tax and Insurance Escrow Fund, Capital Improvements Account and any other scheduled reserve payments required under the Transaction Documents or otherwise) within three (3) days after the same becomes due; or

                (c) Any failure by Borrower or Lessee to pay any Loan Obligation other than a scheduled payment amount within ten (10) days after the same shall become due.

                (d) Lessee's failure to deliver or cause to be delivered the financial statements and information set forth in Sections 7.05, 7.07 and 7.08 hereof within the times required when such failure is not cured within twenty
(20) days following Surety's written notice to Lessee thereof; or

                (e) Breach or default under Sections 5.27, 5.28, 7.04, 7.12, 7.13, 7.14, 7.31, or Article VI or Article IX hereof;

                (f) The failure of Borrower, Lessee or Manager properly and timely to perform or observe any covenant or condition set forth in this Agreement or the other Transaction Documents and not otherwise described elsewhere in this Section 4.01 and such failure is not fully cured within thirty (30) days after receipt by Borrower or Lessee of notice from Surety of such failure; or, if such failure is not capable of being cured within said thirty (30) day period such failure is not cured within such additional period as may be reasonably required to cure such failure (but in no event to exceed ninety (90) days from the date of notice) provided that Borrower or Lessee commences such cure within the initial thirty (30) day period and diligently prosecutes same to completion; and provided further that, in the case of a failure by Borrower, Lessee, any Sublessee or Manager to obtain any Regulatory Permit in accordance with Section 5.11 hereof, such initial thirty (30) day period shall not be extended for any additional period pursuant to the foregoing if such extension would have a Material Adverse Effect; or

                (g) The filing by any Borrower Party or the Manager of a voluntary petition, or the adjudication of any of the aforesaid Persons, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing, in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the


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mailing of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due; or

                (h) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against any Borrower Party or the Manager which such petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                (i)    Intentionally Omitted; or

                (j) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower, Lessee or Manager pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any of the Loan and Surety Documents for the benefit of Surety) or as an inducement to Surety to issue the Surety Bond proves (i) to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower, Lessee or Manager, including a Contingent Obligation or (ii) with respect to financial statements, books and records not to have been prepared in accordance with GAAP or on the date of execution of this Agreement there shall have been any materially adverse change in any of the acts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Surety in writing at or prior to the time of such execution; or

                (k) The failure of Lessee to correct, within the time deadlines set by any applicable Medicare, Medicaid or other applicable reimbursement programs or licensing agency, any deficiency which would result in the following actions by such agency with respect to any Assisted Living
Facility:

                       (i) The action by the Medicaid or Medicare programs, any other governmental agency or actor, or any other third party payer to suspend or offset an amount of more than $250,000 to recoup overpayments or recover improper payments.

                       (ii) a termination of any Reimbursement Contract representing more than $2,000,000 in annual Operating Revenues or any Regulatory Permit; or

                       (iii) a ban on new admissions generally or any ban of thirty (30) days or more on admission of patients otherwise qualifying for Medicaid or Medicare coverage or other reimbursement; or

                (l) Lessee, any Sublessee or Manager (in its capacity as Manager of any Assisted Living Facility) or any Assisted Living Facility shall be finally assessed fines or penalties by any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Assisted Living Facilities in excess of $25,000 for a single Assisted Living Facility or $150,000 in the aggregate for all Assisted Living Facilities during any calendar year (which fines are not paid on a timely basis), or Lessee, any Sublessee or Manager (in its capacity as Manager of any Assisted Living Facility) or any Assisted Living Facility should agree to pay in lieu of such fines or penalties an amount in settlement of any action to any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Assisted Living Facilities in excess of $25,000 as related to a single Assisted Living Facility or $150,000 in the aggregate during any calendar year (which settlement is not paid on a timely basis).

                (m) final judgment in excess of $100,000 (individually or in the aggregate) shall be rendered by a court of law or equity against Lessee or Manager or any of their respective assets, and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either
(i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Lessee or Manager, as the case may be, has established reserves adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Surety, or

                (n) If any provision of any organizational documents affecting the purpose for which any Borrower Party is formed is amended or modified in any manner which is reasonably likely to result in a Material Adverse Effect on the Reimbursement Obligations or the security therefor, or if any Borrower Party or any member of such Borrower Party fails to perform or enforce the provisions of any organizational documents in a manner that is reasonably likely to result in a Material Adverse Effect on the Reimbursement Obligations or security therefor;

                (o) The occurrence of an "EVENT OF DEFAULT" as that term is defined in the Trust Agreement or the Master Lease, or the failure of any Person which is a party to the Trust Agreement to pay or perform any obligations to the Surety under the Trust Agreement beyond any grace period provided therein; or

                (p) Any dissolution or attempted dissolution of any Borrower Party;

                (q) Any default (including expiration of any applicable grace or cure periods) or Event of Default under any of the Transaction Documents not otherwise described hereinabove;

                (r) Any of the Transaction Documents for any reason ceases to be in full force and effect or is declared to be null and void, or any Person who is a party thereto, other than Surety, denies that it has any further liability (as distinguished from denial of the existence of a Default or Event of Default) under any Transaction Document to which it is party, or gives notice to such effect; or

                (s) Any Borrower Party or Sublessee is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than 30 days;

                (t) (i) Lessee or Guarantor shall default in the payment when due of any payment obligation under any Indebtedness having an outstanding principal balance in excess of $1 million or under any lease agreement involving payment of rent in an aggregate amount in excess of $1 million now existing or hereafter entered into by Lessee or Guarantor (any such Indebtedness or lease obligations, "MATERIAL INDEBTEDNESS"), which default shall continue after the expiration of any applicable notice or cure period therein provided or (ii) the acceleration of any Material Indebtedness or the termination of any lease evidencing Material Indebtedness; or

                (u) The failure by any Borrower Party to apply any funds received by Borrower or Lessee according to the Flow of Funds Agreement.

         Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Surety or Trustee is prevented from declaring an Event of Default by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice. The provisions of paragraph (f) above do not provide a cure for Events of Default under other paragraphs of this Section 4.01.

         SECTION 4.02 REMEDIES. Subject to the terms of the Trust Agreement, upon the occurrence of any one or more of the foregoing Events of Default, Surety may, at its option:

                a. Declare the entire unpaid principal of the Reimbursement Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

                b. Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement.

                c. Exercise any and all rights and remedies afforded by the laws of the United States, the states in which any of the Properties or other Collateral is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Transaction

Documents.

                d. Exercise the rights and remedies of setoff and/or banker's lien against the interest of Borrower and/or Lessee in and to every account and other property of Borrower and/or Lessee which is in the possession of Surety or any person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan.

                e. Exercise its rights and remedies pursuant to any other Transaction Documents, including, without limitation, the Bond or the Trust Agreement.

                f. Direct the Trustee, to accelerate the Note and otherwise exercise its remedies under the Trust Agreement.

                g. Exercise all rights and remedies afforded to Surety pursuant to Section 4.02 of this Agreement or to Lender under Section 7.2 of the Loan Agreement and/or Section 15 of the Mortgage.

                h.     Waive any such Event of Default.

         SECTION 4.03 NON-EXCLUSIVITY OF REMEDIES. Upon the occurrence and continuance of an Event of Default, Surety may, subject at all times to the terms and conditions of the Trust Agreement, exercise any right, power or remedy permitted to it by law (whether by suit in equity, action at law or both), and whether for specific performance of any agreement contained in this Agreement or the Transaction Documents or in aid of the exercise of any right or power granted in this Agreement or the Transaction Documents, or otherwise, it being intended by the parties hereto that no remedy is to be exclusive and that each remedy is to be cumulative. No course of dealing on the part of Surety or any delay or failure on the part of Surety to exercise any right shall operate as a waiver of such right or otherwise prejudice Surety's rights, power and remedies. If Borrower fails to pay when due any amount owed hereunder, Borrower shall be obligated to pay to Surety, to the extent permitted by law, such further amount as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, or collecting any sums due or otherwise enforcing any of Surety's rights.

          ARTICLE V REPRESENTATIONS AND WARRANTIES OF BORROWER PARTIES

A.       REPRESENTATIONS AND WARRANTIES OF BORROWER PARTIES.

         To induce Surety to enter into this Agreement, and to issue the Bond, Borrower and where applicable, Lessee, as to itself and its Affiliates hereby unconditionally covenants, represents and warrants to Surety (which covenants, representations and warranties have been relied upon by Surety in issuing the
Bond) that the statements set forth in this Article V are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date and as of the Additional Properties Closing Date:

         SECTION 5.01 ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS.

                (a) ORGANIZATION AND POWERS. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SELCO is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio. SELCO is the sole stockholder of Borrower. Alterra is the sole stockholder of Borrower. Each Borrower Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Loan and Surety Document to which it is a party and to perform the terms thereof. The articles of incorporation and by-laws (each as amended, the "CHARTER DOCUMENTS") contain all provisional terms necessary in each case for the Borrower Parties to comply with Sections 5.19 and 5.20 of the Loan Agreement and Sections 6.19 and 6.20 of this Agreement, as applicable.

                (b) CAPITALIZATION; OWNERSHIP. No Borrower Party has any (i) direct or indirect interest in, including without limitation stock, partnership interest or other securities of, any other Person except as set forth herein, or (ii) direct or indirect loan, advance or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person. All issued and outstanding shares of capital stock of each Borrower Party which is a corporation are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens, (other than Permitted Liens) and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any shares of capital stock or other securities of such entities.

                (c) QUALIFICATION. Each Borrower Party is duly qualified and in good standing in the state of its formation. Borrower and Lessee are also duly qualified and in good standing in the states where the Properties are located, or in the case of Borrower will be so duly qualified as soon as reasonably practicable and in any event within thirty (30) days following the Closing Date. In addition, each Borrower Party is duly qualified and in good standing in each state where it is necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each Borrower Party is qualified to do business are set forth on SCHEDULE 5.1(C) hereto.

                (d) BUSINESS ASSETS. Each Borrower Party is and has always engaged only in the businesses permitted hereunder. The sole assets of Borrower are the Collateral in which it has granted or shall grant a Lien pursuant to the Transaction Documents, including the Properties, the Assisted Living Facilities and all Improvements, its interest in the Master Lease and the Ground Leases, Permits, if any, and personal property appurtenant or related thereto and its interest in the Excluded Collateral. The sole assets of Lessee are its leasehold interests in and to the Properties, Improvements, Assisted Living Facilities and Equipment under the Master Lease, its sublessor's interest in the Subleases, and its right, title and interest, if any, in and to the Permits, if any, and personal property appurtenant or related thereto and the Excluded Collateral.

                (e) ADDRESSES. All offices and places of business of each of the Borrower Parties, and the location of all properties in which any of them has any interest are set forth in SCHEDULE 5.1(E) hereto. The principal place of business and the chief executive office of each Borrower Party is so designated on said SCHEDULE 5.1(E).

         SECTION 5.02  AUTHORIZATION OF BORROWING, ETC.

                (a) AUTHORIZATION OF BORROWING. Borrower has the power and authority to incur the Indebtedness evidenced by the Transaction Documents. The execution, delivery and performance by each Borrower Party of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action.

                (b) NO CONFLICT. The execution, delivery and performance by each Borrower Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, do not and will not: (1) violate (x) any provision of law applicable to any Borrower Party; (y) the Charter Documents of any Borrower Party; or (z) any order, judgment or decree of any court or other agency of government binding on any Borrower Party or any of their Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any Borrower Party or any of their Affiliates; (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Transaction Documents and the Lien or other interest of SELCO or its Affiliates in and to the Excluded Collateral) upon the Property or assets of any Borrower Party or any of their Affiliates; or (4) except as set forth on SCHEDULE 5.2(B) hereto require any approval or consent of any Person under any material Contractual Obligation of any Borrower Party, which approvals or consents have been obtained on or before the dates required under such Contractual Obligation, but in no event later than the Closing Date.

                (c) GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Borrower Party of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, and the execution, delivery and performance by Borrower of the Master Lease and by Lessee of the Master Lease and the Subleases and the consummation of the transactions contemplated thereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for the Permits required to be obtained by Borrower, Lessee, the Sublessees or the Manager in connection with the operation of the Assisted Living Facilities as set forth in Section 5.11 hereof, and except for the recording of the Mortgages, Assignment of Leases, other Security Documents and/or the UCC-1's in the applicable recorders' or filing offices. In addition to any covenants hereunder relating to Permits, Lessee shall diligently proceed to obtain or satisfy all consents, approvals, and requirements set forth on SCHEDULE 5.11 hereto.

                (d) BINDING OBLIGATIONS. This Agreement is, and the other Transaction Documents, including the Note and the Mortgage, when executed and delivered will be, the legally valid and binding obligations of each Borrower Party, as applicable, each enforceable against the Borrower Parties, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights. No Borrower Party has any defense or offset to any of its obligations under the Transaction Documents. No Borrower Party has any claim or right of set off against Surety or any Affiliate of Surety.

         SECTION 5.03 PENDING MATTERS. There are no judgments outstanding against any Borrower Party nor is there any action, charge, claim, demand, suit, petition, inquiry or investigation pending or, to the best knowledge of such Borrower Party, after due inquiry, threatened against it.

         SECTION 5.04 INDEBTEDNESS AND CONTINGENT OBLIGATIONS. As of the Closing Date, none of the Borrower Parties shall have any Indebtedness or Contingent Obligations except for the Reimbursement Obligations and the Allowed Indebtedness.

         SECTION 5.05 INVESTMENT COMPANY ACT; PUCHA. No Borrower Party is: (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other law that purports to restrict or regulate its ability to borrow money.

         SECTION 5.06 FOREIGN PERSON. No Borrower Party is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         SECTION 5.07 BANKRUPTCY. No Borrower Party is a debtor, and no property of any of them (including any Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. No Borrower Party and no property of any of them is under the possession or control of a receiver, trustee or other custodian. No Borrower Party has made any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

         SECTION 5.08 SOLVENCY. As of and from and after the Closing Date, the Borrower Parties (after giving effect to the transactions contemplated by the Transaction Documents), in the aggregate; (A) own and will own assets the fair saleable value of which are (1) greater than the total amount of liabilities (including Contingent Obligations) of the Borrower Parties and (2) greater than the amount that will be required to pay the probable liabilities of such Borrower Parties' then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower Parties; (B) has capital that is not insufficient in relation to their business as presently conducted or any contemplated or undertaken transaction; and (C) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.


B.       REPRESENTATIONS AND WARRANTIES OF LESSEE.
         To induce Surety to enter into this Agreement, and to issue the Bond, Lessee hereby unconditionally covenants, represents and warrants to Surety that the following statements, set forth in Sections 5.09 through 5.31 inclusive, are true, correct and complete as of the date hereof and will be, true, correct and complete as of the Closing Date and as of the Additional Properties Closing Date.

         SECTION 5.09 PENDING MATTERS. Except as set forth on SCHEDULE 5.9 hereto or as described in Section 5.22 herein, there are no judgments outstanding against any of the Properties nor is there any action, charge, claim, demand, suit, petition, inquiry or investigation pending, or to the best of Lessee's knowledge, after due inquiry, threatened against any of the Properties. The actions, charges, claims, demands, suits, proceedings, petitions, investigations and arbitrations set forth on SCHEDULE 5.9 hereto and described in Section 5.22 herein will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the transactions contemplated hereby or under any of the Transaction Documents. Lessee is not in violation, breach or default of any agreement, the violation of which could have a Material Adverse Effect, and Lessee is not in violation of any order, judgment, or decree of any court, in any material respect, of any statute or governmental regulation to which it is subject.

         SECTION 5.10 FINANCIAL STATEMENTS ACCURATE. All financial statements concerning Lessee, Alterra or any of their respective Affiliates or the Properties provided by or on behalf of Lessee or Alterra to Surety have been prepared on a basis consistent with the audited financial statements of Alterra (in the case of Lessee, Alterra, or their respective Affiliates or HCR (with respect to the Properties) consistently applied and present (as of the dates thereof) the respective financial conditions of the Persons covered thereby and the results of their operations for the periods then ending. All operating statements, income reports and other financial data regarding Lessee, Alterra and the Assisted Living Facilities heretofore provided by or on behalf of Lessee are, to the best knowledge of Lessee after due inquiry, true correct and complete and present fairly, the financial condition and, results of, such operations. There has been no material adverse change in the financial condition, operations, or prospects of Lessee, Alterra or to the best knowledge of Lessee after due inquiry, any Assisted Living Facility since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

         SECTION 5.11 COMPLIANCE WITH LAWS. Borrower, Lessee, each Sublessee and/or Manager (and/or with respect to nursing home beds within the Properties located in Laguna Palm Terrace, California and Palmer Ranch, Florida, HCR), as the case may be, is, or will be within sixty (60) days following the Closing Date or the Additional Properties Closing Date, as the case may be (or, in the case of the Assisted Living Facilities located in California and Florida, such longer period as may be reasonably necessary with the exercise of diligence), the lawful owner of all Permits necessary for the proper and lawful operation of the Assisted Living Facilities as an assisted living facility (or, in the case of a portion of the Properties located in Laguna Palm Terrace in Laguna Hills, California and Palmer Ranch in Sarasota, Florida as skilled nursing facilities) under applicable Legal Requirements; during any interim period pending which the Permits shall not be held in the name of the applicable party, the Assisted Living Facilities can and will be lawfully operated pursuant to consents, waivers or provisional Permits or under subleases or management agreements. Lessee has no knowledge of any fact, event or condition which would cause any of such Permits to not be duly issued or transferred to Borrower, Lessee, any Sublessee or Manager, as applicable, within the applicable time period set forth above. To the extent such Permits are not held in the name of the applicable party as of the Closing Date, or the Additional Properties Closing Date, as the case may be, Lessee has obtained, or has caused the applicable party to obtain, all requisite consents necessary to permit Lessee, the applicable Sublessee or Manager to operate or cause to be operated the Assisted Living Facilities and, as of the Closing Date, has filed, or has caused the applicable party to file, all necessary applications to obtain such Permits. The Permits held in the name of the applicable party as of the Closing Date or the Additional Properties Closing Date, as the case may be, or for which applications have been or will be made constitute all of the Regulatory Permits and all other material permits, licenses and certificates required for the use and occupancy thereof. The number of licensed and Available Beds at each Assisted Living Facility is set forth on SCHEDULE 5.11-1 hereto for the Initial Properties, which Schedule will be amended as of the Additional Properties Closing Date to include the Additional Properties. As of the Closing Date with respect to the Initial Properties and as of the Additional Properties Closing Date with respect to the Additional Properties, Lessee, each Sublessee and Manager, as well as the operation of the Assisted Living Facility are or will be in compliance and at all times will remain in compliance in all material respects with the applicable provisions of skilled nursing facility, residential care, personal care, adult care, boarding home and/or assisted living facility laws, rules, regulations and published interpretations to which each Assisted Living Facility is subject, including, without limitation, the Medicare Regulations and Medicaid Regulations, as applicable. SCHEDULE 5.11-2 hereto describes all Permits required under applicable Legal Requirements by any federal or state health agency or similar agency or body in connection with operation of the Initial Properties as Assisted Living Facilities, which Schedule will be amended as of the Additional Properties Closing Date to include the Additional Properties (collectively, "REGULATORY PERMITS"), all of which are, or will, in no more than sixty (60) days following the Closing Date or the Additional Properties Closing Date, as the case may be (or, in the case of the Assisted Living Facilities located in California and Florida, such longer period as may be reasonably necessary with the exercise of diligence), be held in the name of Borrower, Lessee, Sublessees and/or Manager, as applicable. No waivers of any laws, rules, regulations or requirements (including, but not limited to minimum square foot requirements per bed) are required for the Assisted Living Facilities to operate at the licensed bed capacities listed on SCHEDULE 5.11-1 hereto and in compliance with applicable Legal Requirements. None of the Assisted Living Facilities which are Initial Properties participate in Medicare, Medicaid or any other third party reimbursement program. All Reimbursement Contracts to the extent applicable to the Assisted Living Facilities which are Additional Properties will be applied for as of the Additional Properties Closing Date and will be received within sixty (60) days of the Additional Properties Closing Date, and payment will be made thereunder retroactive to the date of application, and Borrower, Lessee, each Sublessee and Manager, as applicable, are as of the Closing Date with respect to the Initial Properties, and will be as of the Additional Properties Closing Date with respect to the Additional Properties, in good standing with all the respective agencies governing such applicable skilled nursing facility and assisted living facility licenses, and if applicable, Medicare Certifications, Medicaid Certifications and Reimbursement Contracts. Lessee, Sublessee and Manager, as applicable, will be current, as of the Additional Properties Closing Date, in the payment of all so-called provider specific taxes or other assessments with respect to any Reimbursement Contracts. Each Assisted Living Facility (other than the Assisted Living Facilities which are not yet operating, as set forth on SCHEDULE 5.11-1 hereto) is currently operated in material compliance with applicable Regulatory Permits and Legal Requirements as a skilled nursing facility or assisted living facility and its licensed bed capacity is set forth in SCHEDULE 5.11-1 hereto. In the event the Trustee or any Surety, Lender, or Borrower acquires any Assisted Living Facility through foreclosure or otherwise, under current law neither the Trustee nor any such Surety, Lender, or Borrower nor a subsequent manager, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) must obtain a CON prior to applying for or receiving a license to operate the Assisted Living Facility and certification to receive Medicare and Medicaid payments (and their successor programs) for patients having coverage thereunder, provided that (i) the number of beds and the scope of services provided are not changed and (ii) that the Trustee, Surety, Lender, Borrower or subsequent manager, lessee or purchaser submits prior notification of such change to the applicable regulatory agency.

         SECTION 5.12 MAINTAIN BED CAPACITY. Neither Lessee, any Sublessee nor the Manager has granted to any third party the right to reduce the number of licensed beds in any Assisted Living Facility or to apply for approval to transfer the right to any of the licensed Assisted Living Facility beds to any other location. Except as expressly permitted otherwise under the Trust Agreement, Lessee shall maintain, or cause to be maintained, the number of Available Beds at each Assisted Living Facility set forth in SCHEDULE 5.11-1 hereto and within a variance of ten percent (10%) shall maintain or cause to be maintained the number of beds at each Assisted Living Facility at the licensure/certification levels set forth in SCHEDULE 5.11-1 hereto.

         SECTION 5.13 PAYMENT OF TAXES AND PROPERTY IMPOSITIONS. Lessee has timely filed all federal, state, and local tax returns which it is required to file and has timely paid, or made adequate provision for the payment of, all taxes, assessments, fees and other governmental charges upon such Person and upon its properties, assets, income and franchises, including without limitation, provider taxes. All such returns and reports are complete and accurate in all respects and none of the United States income tax returns of Lessee are under audit. There is not presently pending (and to the best of Lessee's knowledge, after due inquiry, there is not contemplated) any special assessment against any Property, the Improvements, any other Collateral, or any part thereof, except as may be set forth in any of the Title Policies. No part of any Property is included or assessed under or as part of another tax lot or parcel comprising property other than such Property, and no part of any other property is included or assessed under or as part of the tax lots or parcels comprising any Property. No tax liens have been filed and to the best knowledge of Lessee, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Lessee in respect of any taxes or other governmental charges are in accordance with GAAP.

         SECTION 5.14 TITLE TO COLLATERAL. Borrower and Lessee, collectively, have good and marketable fee simple title to all of the Collateral, subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except Permitted Liens and except as set forth on SCHEDULE 5.9 hereto, none of which Liens materially interfere with the security intended to be provided by the Mortgages or the current use of the Properties and the Improvements. All Improvements situated on the Properties are situated wholly within the boundaries of respective parcels comprising such Property, except as disclosed by the Surveys of the Properties. Borrower, Lessee or the applicable Sublessees own and will own at all times all personal property relating to the Properties, the Improvements and the Assisted Living Facilities (other than personal property which is owned by residents or tenants of the Properties), subject only to Permitted Liens. Without limitation of the foregoing, Borrower, Lessee or the applicable Sublessees own all furnishings, fixtures and equipment located at the Properties that are used by Lessee or the applicable Sublessees or which are necessary for or integral to the operation of the Assisted Living Facilities, free and clear of any lease, lien or encumbrance except the Permitted Liens and except as set forth on SCHEDULE 5.9 hereto. No Person has any option or other right to purchase all or any portion of the Collateral or any interest therein.

         SECTION 5.15 PRIORITY OF MORTGAGES. The Mortgages constitute a valid first lien against Borrower's and Lessee's respective interests in the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only Permitted Liens and except as set forth on SCHEDULE 5.9 hereto, none of which Permitted Liens or other Liens materially interfere with the security intended to be provided by the Mortgages or the current use of the Property and the Improvements.

         SECTION 5.16 ZONING, OTHER LAWS. Each of the Properties is zoned for its current uses (including the use identified in the definition of Assisted Living Facilities), under applicable federal and state laws which zoning designations are unconditional, in full force and effect, and are beyond all applicable appeal periods or is the subject of a valid variance or conditional use permit permitting such uses. The Properties, the Improvements and the Assisted Living Facilities and the operations thereon are in material compliance with all applicable covenants and restrictions of record, zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, and building codes, and all other laws applicable to the Properties, the Improvements or the Assisted Living Facilities, including, without limitation, the Americans with Disabilities Act.

Lessee does not know of any illegal activities relating to controlled substances on or at the Property or any portion thereof. All permits, licenses and certificates required for the lawful use and operation of the Properties and the Improvements, including, but not limited to, all certificates of occupancy, or the equivalent and all Regulatory Permits have been obtained and are current and in full force and effect or application therefor has been made. In the event that all or any part of the Improvements located on the Properties are destroyed or damaged, said Improvements can be legally reconstructed to substantially their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits. Each Assisted Living Facility contains enough permanent parking spaces (both regular spaces and handicap spaces) to satisfy all requirements imposed by applicable laws with respect to parking or a waiver of such requirements has been obtained. No legal proceedings are pending or, to the best knowledge of Lessee after due inquiry, are threatened with respect to the zoning of the Properties or any portion thereof. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any real estate other than such Property. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded or permitted to be recorded, by Lessee with respect to any Property or portion thereof without Surety's prior written consent.

         SECTION 5.17 CONDITION OF IMPROVEMENTS AND PROPERTIES. All Improvements are in good condition and repair. Lessee is not aware of any latent or patent structural or other significant defect or deficiency in the Improvements. City water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to the Properties within the boundary lines of the Properties or through appurtenant easements, are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of the Properties as now used or presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of the Properties as now used or presently contemplated to be used. The design and as-built conditions of the Properties and Improvements are such that surface and storm water does not accumulate on the Properties (except in facilities specifically designed for the same) and does not drain from the Properties across land of adjacent property owners in any manner which would have a Material Adverse Effect on any of the Properties or the Improvements. Except as may be set forth on the Surveys, no part of any Property is within a flood plain and none of the Improvements create any encroachment over, across or upon such Property's boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment which could reasonably be expected to have a Material Adverse Effect. All public roads and streets necessary for service of and access to the Properties for the current and contemplated uses thereof have been completed and are serviceable and are physically and legally open for use by the public. Any liquid or solid waste disposal, septic or sewer system located at the Properties is in good and safe condition and repair and in compliance with all applicable laws.

         SECTION 5.18 DISCLOSURE. No financial statements, financial document or any other document, certificate or written statement furnished to Surety by or on behalf of Lessee or Alterra for use in connection with the Loan, including without limitation all schedules and exhibits to this Agreement, contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading.

         SECTION 5.19 LEGAL NAMES. To the best knowledge of Lessee, the legal names of the entities which have owned and operated the Assisted Living Facilities at all times during the preceding five (5) years are as set forth in
SCHEDULE 5.19 hereto.

         SECTION 5.20  EMPLOYEE BENEFIT PLANS.

                (a) Except as disclosed on SCHEDULE 5.20(A) hereto, neither Lessee nor any ERISA Affiliate maintains or contributes to or has any obligation (including a contingent obligation) with respect to any Plan. Except as disclosed on SCHEDULE 5.20(A) hereto, each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect. Each Plan (i) has been administered in all material respects in accordance with its terms and
(ii) complies in form, and has been maintained and operated in all material respects in accordance, with the requirements of ERISA and, where applicable, the Code. There are no actions, suits or claims (other than routine claims for benefits) pending nor, to the knowledge of Lessee or any ERISA Affiliate, threatened with respect to any Plan. Lessee and each ERISA Affiliate has complied in all material respects with the applicable requirements of Part 6 of Title I of ERISA.

                (b) Neither Lessee nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as specifically required by Part 6 of Title I of ERISA. Neither Lessee nor any Person that is or was an ERISA Affiliate at any time during the immediately preceding six years has ever maintained, been required to contribute to, been required to pay any amount or had any obligation (whether actual or contingent) with respect to any Benefit Plan or Multiemployer Plan. Except as disclosed on SCHEDULE 5.20(B)-1 hereto, neither Lessee nor any ERISA Affiliate, nor any fiduciary of any Plan, has engaged in any nonexempt prohibited transaction described in Section 406 of ERISA or
Section 4975 of the Code. Except as disclosed on SCHEDULE 5.20(B)-2 hereto, neither Lessee nor any ERISA Affiliate has by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. Neither Lessee nor any ERISA Affiliate is the grantor of a grantor trust established pursuant to Subpart E of Subchapter J of the Code.

         SECTION 5.21 INTELLECTUAL PROPERTY. Set forth on SCHEDULE 5.21 hereto, is a complete listing of all of the material patents, trademarks, tradenames, technology and other intellectual property rights used in the ownership, operation and management of the businesses of Lessee.

         SECTION 5.22 PROCEEDINGS PENDING. There are no proceedings pending, or, to the best of Lessee's knowledge, after due inquiry threatened, to acquire through the exercise of any power of condemnation, eminent domain, or similar proceeding all or any part of any Property (except a certain condemnation proceeding affecting a portion of the Tucson, Arizona Property as disclosed in the title report therefor), the Equipment, the Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use of any Property or the operation of the Assisted Living Facilities in any manner.

         SECTION 5.23 COMPLIANCE WITH APPLICABLE LAWS. Each Assisted Living Facility and its operations, the Properties and the Improvements comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, to the extent applicable, Title 42 of the United States Code and related regulations, including the Medicare Regulations, the Medicaid Regulations, federal and state self-referral and anti-kickback statutes and regulations; Title 31 of the United States Code, including the False Claims Act; skilled nursing facility or assisted living facility licensure laws and regulations; public health statues and regulations; the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements (except as may be shown on any of the Surveys for the Properties approved by Surety) and building codes and there are no waivers of any building codes currently in existence for any of the Assisted Living Facilities, Properties or Improvements. Lessee has filed in a timely manner all reports, documents and other materials required to be filed with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all respects), except where failure to make such filings would not have a Material Adverse Effect. Lessee has retained all records and documents required to be retained pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority, except where failure to retain such records would not subject such party or any of its Affiliates, partners, officers, trustees, or employees to criminal liability and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         SECTION 5.24 MANAGEMENT AGREEMENTS. The Management Agreements are each in full force and effect and there are no defaults (either monetary or non-monetary) by the parties thereto.

         SECTION 5.25 1934 ACT. The proceeds of the Note will not be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         SECTION 5.26 USE OF PROCEEDS AND MARGIN SECURITY. Borrower shall use the proceeds of the Loan to acquire the Properties and pay transaction costs as contemplated by the schedule of sources and uses attached hereto as EXHIBIT G. No portion of the proceeds of the Loan shall be used by Borrower or Lessee in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

         SECTION 5.27 NO PLAN ASSETS. Lessee is not and will not be (i) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii) a plan as defined in Section 4975(e)(1) of the Code which is subject to Section 4975 of the Code, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the Code.

         SECTION 5.28 GOVERNMENTAL PLAN. Lessee is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with the Borrower Parties are not and will be not subject to state statutes applicable to Lessee regulating investments of and fiduciary obligations with obligations with respect to governmental plans.

         SECTION 5.29 YEAR 2000. The management information systems (including all computer hardware and software), all equipment containing embedded microchips, of Lessee and Manager, whether owned, licensed, leased or otherwise utilized by Lessee and Manager, and required in the conduct of their respective businesses and the performance of all obligations of Lessee and Manager under the Transaction Documents ("LESSEE AND MANAGER MIS SYSTEMS"), and such systems of those parties with whom Lessee and Manager MIS Systems must interface, will, no later than August 30, 1999, be free of any material problem, infirmity or defect (and so tested and confirmed by Lessee and Manager to be free of any material problem, infirmity or defect) as respects to the "Year 2000 Problem" and/or any "9/9/99 Problem". To wit, the Lessee and Managers MIS System will be "Y2K COMPLIANT" such that the management information systems will not: (i) experience any material malfunctions or other material usage problem or failure in connection with the year 2000 and subsequent years as distinct from the 1900 years, or relating to improper expirations, terminations or data loss on or following September 9, 1999 as a result of the 9/9/99 Problem; or (ii) result in any material loss or liability sustained in connection with: (x) the conduct of their business or the performance of any obligations under the Transaction Documents, including but not limited to the recording, storing, processing, calculating, comparing, sequencing or presenting by electronic means of calendar dates or spans of time from, into and between the twentieth and twenty-first centuries (including leap year calculations); and (y) the generation, transmission, delivery, receipt of and any use or reliance on information or calculations dependent on or relating to calendar dates or spans of time from, into and between the twentieth and twenty-first centuries (including leap year calculations) (the "Y2K PROBLEM"). The cost to Lessee and Manager of any reprogramming and testing of Lessee and Manager MIS Systems and of the reasonably foreseeable consequences of any reprogramming required to assure that Lessee and Manager MIS Systems are Y2K Complaint, or of systems and equipment failures to such Lessee and Manager (including reprogramming errors and the failure of other's systems and equipment) will not result in an Event of Default or a Material Adverse Effect. To the best knowledge of Lessee, the Lessee and Manager MIS Systems are at present, and with ordinary upgrading and maintenance, will continue for the term of this Agreement to be sufficient to permit each of Lessee and Manager to conduct its business and to perform all of their respective obligations under the Transaction Documents without Material Adverse Effect.

         SECTION 5.30 LEGAL OPINIONS. Lessee has reviewed and is familiar with all opinions of legal counsel designated by Lessee and Alterra to be delivered in connection with the Loan and the issuance of the Bond. None of the assumptions with respect to Alterra, Lessee or the Properties set forth in such opinions is incorrect.

         SECTION 5.31  LEASES; AGREEMENTS.

                (a) AGREEMENTS. Lessee has provided Surety with true and complete copies of all material contracts and agreements affecting the Assisted Living Facilities, Properties, Improvements and the operation and management thereof, including, the Master Lease, the Ground Leases, the Subleases, the Management Agreement, the leasing brokerage agreements, if any, and any and all other material leases, tenancies or other material contracts or agreements relating to the use, maintenance, development, operation or management thereof (other than the Residency Agreements as to which Lessee has delivered the standard form thereof only). Except for the rights of Manager pursuant to the Management Agreements, no Person has any right or obligation to manage any Property or to receive compensation in connection with such management or any right or obligation to sell, lease, or solicit purchasers or tenants for any Property, or (except for cooperating outside brokers) to receive compensation in connection with such sale or leasing.

                (b) LEASE ISSUES. There are no legal proceedings commenced (or, to the best of the knowledge of Lessee, threatened) against Lessee by any tenant or former tenant. No rental in excess of one month's rent has been prepaid under any of the Residency Agreements or any material leases. Each of the Residency Agreements and any material leases is valid and binding on the parties thereto in accordance with its terms. The execution of this Agreement and the other Transaction Documents will not constitute an event of default under any of the Residency Agreements or any Leases.

                (c) NO RENT CONTROL. No portion of any Property is subject to any form of rent control, stabilization or regulation.

                (d) NO UNDISCLOSED TENANTS. Except for the Master Lease, the Subleases, the Ground Leases, the Licensing Subleases, the Residency Agreements described in the Rent Rolls attached hereto as SCHEDULE 5.31(D) and any other leases delivered to Surety on or before the date hereof, there are no material Leases affecting all or any portion of any of the Properties. Except for Lessee, the Sublessees, the Manager under the Licensing Subleases, the tenants under the Ground Leases and the tenants identified in the Existing Leases that have been delivered to Surety and except for Assisted Living Facility residents, no Person has any right to occupy any portion of any of the Properties or the Assisted Living Facilities, and to the knowledge of Lessee after due inquiry, no Person is so occupying any portion of any of the Properties or the Assisted

Living Facilities.

                                   ARTICLE 6
VI NEGATIVE COVENANTS OF BORROWER PARTIES

         SECTION 6.01 ASSIGNMENT OF LICENSES AND PERMITS. Lessee shall not assign or transfer, or permit any Sublessee to assign or transfer, any of its interest in any Permits or Reimbursement Contracts (including rights to payment thereunder) pertaining to the Assisted Living Facilities, or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to the Assisted Living Facilities including, without limitation, patient records, medical and clinical records (except for removal of such patient records as directed by the patients owning such records and the removal or surrender of patient and/or other records as may be required to comply with applicable laws or governmental orders), without Surety's prior written consent, which consent may be granted or refused in Surety's sole discretion; provided, however, that Lessee may dispose of records in accordance with applicable provisions of law and Lessee's policies but not earlier than four
(4) years after final audit of the periods to which such records relate.

         SECTION 6.02 NO LIENS; EXCEPTIONS. Lessee shall not create, incur, assume or suffer to exist, and Borrower shall not grant or create, any Lien upon or with respect to any Property, the Assisted Living Facilities or any of such Borrower Party's properties, rights, income or other assets relating thereto, including, without limitation, the Collateral whether now owned or hereafter acquired, other than the following "PERMITTED LIENS":

                (a) Liens at any time existing in favor of the Trustee and securing obligations under the Transaction Documents;

                (b) the Master Lease, the Ground Leases, the Licensing Subleases and the Subleases (subject to the terms of the subordination and non-disturbance agreements, among Lessee, Lender and each of the Sublessees and among Borrower, Lender and the Lessees under the Ground Leases, all in form and substance acceptable to Surety);

                (c) Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon any of the Property or Improvements, such Lien must be fully disclosed by Lessee to Surety and discharged by Lessee by payment, bonding or otherwise, within thirty (30) days after the filing thereof in a manner satisfactory to Surety in Surety's sole discretion;

                (d) Liens for current year's taxes, assessments or governmental charges or levies not delinquent, but in no case any Lien which has arisen under operation of, or pursuant to, any Environmental Law;

                (e) Liens, exceptions and encumbrances described in the Schedule B-1 to the

Title Policies and approved by Surety prior to the Closing Date (or in the case of the Title Policies covering the Additional Properties, prior to the Additional Properties Closing Date);

                (f) Liens evidencing Equipment Leases included within the definition of Allowed Indebtedness; and

                (g)    Liens on the Excluded Collateral.

         SECTION 6.03 DISPOSITION OF ASSETS. Except as otherwise expressly permitted hereunder or under the other Transaction Documents, neither Borrower nor Lessee shall sell, lease (except pursuant to Residency Agreements substantially in the form of the standard residency agreements delivered to Surety hereunder for the respective states in which the Assisted Living Facilities are located), transfer, assign, pledge, mortgage or otherwise hypothecate or otherwise dispose of any Property or any portion thereof, without the prior written consent of the Surety, which consent may be granted or refused in Surety's sole discretion; provided, however, that Borrower or SELCO may dispose of the Excluded Collateral as permitted under the Trust Agreement.

         SECTION 6.04 CHANGE OF BUSINESS. Lessee shall not make any material change in the nature of business as it is being conducted as of the date hereof without the express written consent of Surety; provided, however, that changes in the nature or type of services offered at any Assisted Living Facility shall not violate the foregoing covenant so long as such Assisted Living Facility continues to be used solely for purposes within the uses described in the definition of "Assisted Living Facilities" herein.

         SECTION 6.05 CHANGES IN ACCOUNTING. Lessee shall not make any change to the existing methods of accounting, unless the system of accounting post change continues to be on a basis of accounting consistent with the audited financial statements of Alterra and sound business practices and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

         SECTION 6.06  INTENTIONALLY OMITTED.

         SECTION 6.07 TRANSFER OF OWNERSHIP INTERESTS. Except as otherwise expressly permitted hereunder or under the Participation Agreement, permit any change in the ownership interests in Borrower, Lessee or any Sublessee (other than the purchase by Alterra or a wholly-owned subsidiary of Alterra of partnership interests in the Sublessees in accordance with the limited partnership agreements of the Sublessees) without the prior written consent of Surety which may be granted or withheld in Surety's sole discretion.

         SECTION 6.08 RESTRICTION ON FUNDAMENTAL CHANGES. No Borrower Party shall:

                (a) amend, modify or waive (or permit any other Person to do so) any term or provision of such Borrower Party's Charter Documents unless required by law; or (ii) liquidate, wind-up or dissolve (or permit any other Person to do so) such Borrower Party.

                (b) except as provided in Article IX hereof or as expressly provided under the Participation Agreement, issue, sell, assign, pledge, convey, dispose or otherwise encumber (or permit any other Person to do so) any stock, membership interest, partnership interest, or other equity or beneficial interest in any such Borrower Party or grant any options, warrants, purchase rights or other similar agreements or understandings with respect thereto; or
(ii) acquire by purchase or otherwise (or permit any other Person to do so) all or any part of the business or assets of, or stock or other evidence of beneficial ownership of, any such Borrower Party.

         SECTION 6.09 TRANSACTIONS WITH AFFILIATES. Lessee shall not pay any management, consulting, director or similar fees to any Affiliate of Lessee or to any director, officer or employee thereof, nor directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of or with any director, officer or employee of Lessee, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Lessee and upon fair and reasonable terms which are fully disclosed to Surety prior to consummation and are no less favorable to Lessee than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of Lessee. Other than the Management Agreements, the Master Lease and the Subleases and the Licensing Subleases, each agreement of Lessee with any Affiliate of Lessee shall be for a term not to exceed one year, and shall provide that the same may be terminated by Surety at its option without penalty or premium during the continuation of an Event of Default, and shall provide that no payments may be made thereunder when any Event of Default shall exist or in any event prior to the payment of debt service on the Surety Bond. Lessee shall not make any payment or permit any payment to be made to any Affiliate of Lessee when any Event of Default shall exist.

         SECTION 6.10 CHANGE OF USE. Lessee shall not alter (except in accordance with the terms of the Trust Agreement or the Mortgages) or change the use of the Property or Improvements in any material respect or permit any management agreement for the Property or Improvements other than the Management Agreements or enter into any operating lease for any Assisted Living Facility (other than the Master Lease and the Subleases), unless Lessee first notifies Surety and provides Surety a copy of the proposed lease agreement or management agreement, obtains Surety's written consent thereto, which consent may be withheld in Surety's sole and absolute discretion, and obtains and provides Surety with a subordination agreement in form satisfactory to surety, as determined by Surety in its sole and absolute discretion, from such manager or lessee subordinating their respective rights to all rights of Surety. Notwithstanding the foregoing, Lessee may (without obtaining Surety's consent pursuant to the foregoing (but upon at least ten (10) Business Days prior written notice to Surety and Trustee), make alterations or improvements (collectively, "ALTERATIONS") to any Assisted Living Facility of 60 beds or less provided that the cost of any such Alterations individually, or in the aggregate for any twelve (12) month period, does not exceed $100,000 and to any Assisted Living Facility of more than 60 beds provided that the cost of any such Alterations individually, or in the aggregate for any twelve (12) month period, does not exceed $250,000.

         SECTION 6.11  INTENTIONALLY DELETED.

         SECTION 6.12 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. Neither Borrower nor Lessee shall make any distribution of cash or other assets to any of its partners or constituents except as permitted by and in accordance with the Flow of Funds Agreement, and except for a transfer of the Excluded Collateral or any proceeds thereof to any shareholders of Borrower upon the occurrence of an Event of Default or a Lease Event of Default.

         SECTION 6.13 INDEBTEDNESS. Neither Borrower nor Lessee shall create, incur, assume or suffer to exist any Indebtedness, whether secured or unsecured or subordinate or prior to the Reimbursement Obligations, other than Allowed Indebtedness and any indebtedness of Borrower to any of its shareholders secured by the Excluded Collateral.

         SECTION 6.14  BANKRUPTCY, RECEIVERS, SIMILAR MATTERS.

                (a) VOLUNTARY CASES. No Borrower Party shall commence a voluntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

                (b) INVOLUNTARY CASES, RECEIVERS, ETC. No Borrower Party or Affiliate of such Borrower Party shall apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the assets of such Borrower Party. As used in this Agreement, an "INVOLUNTARY BORROWER PARTY BANKRUPTCY" shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which such Borrower Party is a debtor or any portion of the Property is property of the estate therein. No Borrower Party and no Affiliate of such Borrower Party shall file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Borrower Party Bankruptcy. In any Involuntary Borrower Party Bankruptcy, such Borrower Party or any Affiliate of any Borrower Party shall, without the prior written consent of Surety, consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and no Borrower Party or any such Affiliate shall file or support any plan of reorganization. Each Borrower Party having any interest in any Involuntary Borrower Party Bankruptcy shall do all things reasonably requested by Surety to assist Surety in obtaining such relief as Surety shall seek, and shall in all events vote as directed by Surety. Without limitation of the foregoing, each such Borrower Party shall do all things reasonably requested by Surety to support any motion for relief from stay or plan of reorganization proposed or supported by Surety. Nothing in this provision shall obligate any Borrower Party or Affiliate to act contrary to any order of any court, which order was not sought or acquiesced in at the direction of Surety or by any Borrower Party or any Affiliate.

         SECTION 6.15 NO NEGATIVE PLEDGES. No Borrower Party shall enter into or assume any agreement (other than the Transaction Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

         SECTION 6.16 CHANGES RELATING TO INDEBTEDNESS. Other than accounts payable to trade creditors, Lessee shall not change or amend (or allow for the change or amendment to) the terms of any Indebtedness (other than Allowed Indebtedness) without the prior written consent of Surety.

         SECTION 6.17 CONTINGENT OBLIGATIONS. No Borrower Party shall be or become liable as a guarantor, surety or otherwise for any obligation of any other Person or for any Contingent Obligation of any kind except for obligations created by the Allowed Indebtedness.

         SECTION 6.18  ERISA.  Lessee shall not and shall not permit any ERISA
Affiliate:

                (a) Without Surety's prior written consent, to establish, maintain, contribute to or become obligated to contribute to any (i) Benefit Plan, (ii) Multiemployer Plan or (iii) welfare benefit plan which provides benefits to employees after termination of employment other than as required by
Part 6 of Title I of ERISA:

                (b)    To engage in any prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code for which a statutory or class exemption is not applicable or a private exemption has not been previously obtained from the U.S. Department of Labor and for which a civil penalty pursuant to Section 502(i) of ERISA or excise tax pursuant to Section 4975 of the Code in excess of $25,000 is imposed;

                (c) To permit any accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code) in excess of $25,000 with respect to any Benefit Plan, whether or not waived;

                (d) To terminate any Benefit Plan under circumstances which would result in any liability under Title IV of ERISA;

                (e) To fail to make any contribution or payment to any Multiemployer Plan which any Borrower Party or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan; or

                (f) To fail to maintain any Plan in material compliance with the applicable provisions of ERISA and the Code.

         SECTION 6.19 SINGLE PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS COVENANTS AND WARRANTIES. Each Borrower Party, as to itself, hereby represents, warrants and covenants as of the Closing Date and also until such time as all Loan Obligations and Reimbursement Obligations are paid in full, that absent express advance written waiver from Surety which may be withheld in Surety's, sole discretion, such Borrower Party:

                (a) does not as to itself own and will not own any assets other than its respective interests in the Assisted Living Facilities, Properties (including the Master Lease, the Subleases and the Ground Leases), Improvements, Equipment and Inventory (including incidental personal property necessary for the operation thereof and proceeds therefrom) (and in the case of Borrower its in the Excluded Collateral);

                (b) is not engaged and will not engage in any business, directly or indirectly, other than the ownership leasing, management, subleasing and/or operation of the Assisted Living Facilities, Properties, Improvements, Equipment and Inventory (including incidental personal property necessary for the operation thereof and proceeds therefrom);

                (c) will not enter into any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal or Affiliate of any Borrower Party except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Affiliate;

                (d) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than as expressly permitted under Section 6.13;

                (e) has not made and will not make any loan or advances to any Person (including any of its Affiliates), other than as expressly permitted under Section 6.13;

                (f) is and reasonably expects to remain solvent and pay its own liabilities, indebtedness, and obligations of any kind from its own separate assets as the same shall become due;

                (g) has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any partner, member, shareholder, trustee, beneficiary, or principal thereof amend, modify or otherwise change such Borrower Party's partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents in any manner;

                (h) shall continuously maintain its existence and be qualified to do business in all states necessary to carry on its business, including without limitation, the states where the Properties are located;

                (i) will conduct and operate its business in the manner permitted under the Transaction Documents subject to the adequacy of cash flow;

                (j) will maintain books and records and bank accounts separate from those of its partners, members, shareholders, trustees, beneficiaries, principals, Affiliates, and any other Person;

                (k) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals and Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person and will correct any known misunderstanding regarding the separate identity of such Borrower Party;

                (l)    Borrower will file its own tax returns;

                (m) has and reasonably expects to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                (n) will not seek, acquiesce in, or suffer or permit its liquidation, dissolution or winding up, in whole or in part;

                (o) will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person;

                (p) Borrower will not commingle or permit to be commingled its funds or other assets with those of any other Person;

                (q) except as expressly provided in the Transaction Documents, has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                (r) except as expressly provided for in the Transaction Documents, does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

                (s) except as expressly provided for in the Transaction Documents, has not and will not guarantee or otherwise become liable on or in connection with any obligation of any other Person;

                (t) subject to the adequacy of cash flow, shall not do any act which would make it impossible to carry on its ordinary business;

                (u) will not possess or assign any Collateral for other than a business or company purpose;

                (v)    will not breach the covenants of Article IX or Sections
6.04 or 6.08 applicable hereto;

                (w) except as expressly provided in the Transaction Documents, shall not hold title to its assets other than in its name;

                (x) shall not institute proceedings to be adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestration (or other similar official) of it or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due;

                (y) Borrower shall comply with all of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by Borrower contained in or appended to the nonconsolidation opinion of Borrower's legal counsel delivered to Lender and Surety concurrently with the Closing Date;

                (z) will not agree to enter into or consummate any transaction which would render the representations set forth in Sections 5.27 and 5.28 of this Agreement untrue at any time;

                (aa) will not fail to pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations; and

                (bb) fail to allocate any overhead for shared office space in a fair and reasonable manner.

         SECTION 6.20 ADDITIONAL SINGLE PURPOSE, BANKRUPTCY REMOTE COVENANTS. In addition to their respective obligations under Section 6.19 above, each of Borrower and Lessee, for itself, hereby represents, warrants and covenants as of the Closing Date and until such time as all Loan Obligations and Reimbursement Obligations are paid in full, that without Surety's prior written consent, which may be withheld in Surety's sole discretion, Borrower and
Lessee:

                (a) shall not, without the authorization and direction of its Outside Director, institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestration (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or admit in writing its ability to pay its debts generally as they become due;

                (b) shall not, without the affirmative vote of its Outside Director, for itself (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with or into itself, nor convey, transfer or lease its assets substantially as an entirety to any Person; and (iii) amend any provisions of its charter containing provisions similar to those contained in this Article VI;

                (c) shall promptly elect and at all times maintain at least one independent director (an "OUTSIDE DIRECTOR"), who shall be reasonably satisfactory to Surety and shall not have been at the time of such individual's appointment as Outside Director, and may not have been at any time during the preceding five (5) years, (i) a shareholder of, or an officer, director, partner or employee of, Borrower or Lessee or their respective shareholders, members, subsidiaries or Affiliates, (ii) a customer of, or supplier to, Borrower or Lessee or their respective shareholders, members, subsidiaries or Affiliates, (iii) a Person controlling or under common control with any such shareholder, director, partner, member, supplier or customer, or (iv) a member of the immediate family of any such shareholder, member, officer, director, partner, employee, supplier or customer.

         SECTION 6.21 APPLICATION OF CERTAIN COVENANTS TO SUBLESSEES. Lessee shall not permit any of the Sublessees to incur any Indebtedness other than Allowed Indebtedness, nor with respect to any of their assets, incur any Lien other than Permitted Liens.

         SECTION 6.22 MANAGEMENT. Lessee shall provide competent and responsible management for the Properties by a professional management company pursuant to written Management Agreements, in each case satisfying the criteria set forth herein; provided, however that the JV Management Agreement of even date herewith shall be deemed to satisfy such criteria. Without the Controlling Party's prior written consent both as to the form of the Management Agreement and the identity of the Manager, Lessee shall not enter into, modify or amend, or permit to be entered into, modified or amended, any Management Agreement, or permit any change in the control or identity of any Manager, or otherwise retain the services of any management company. Without limitation of the foregoing (unless consented to by Surety), each Management Agreement or the Subordination of Management Agreements shall provide that (i) the management fees payable thereunder shall not exceed the prevailing amount for fees for management of properties of comparable size, quality, and tenant mix in the market where the Property is located, (ii) if the Manager is an Affiliate of Lessee, no Management Fee shall be payable at or with respect to any time when an Event of Default has occurred and is continuing, and (iii) the Management Agreements shall be terminable at Surety's option without penalty or premium upon the occurrence of an Event of Default (subject to the approval of the Sublessees if and to the extent required under the Assignments of Management Agreement).


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

A.       COVENANTS OF BORROWER PARTIES.

         Each Borrower Party, as to itself, agrees with and covenants unto the Surety that, so long as the Bond remains in effect or any Reimbursement Obligations remains unpaid, such Borrower Party shall perform and comply, or cause the performance and compliance, with all covenants in Sections 7.01 and
7.02 of this Agreement applicable to such Borrower Party.

         SECTION 7.01 PAYMENT OF LOAN/PERFORMANCE OF LOAN AND REIMBURSEMENT OBLIGATIONS. Borrower shall duly and punctually pay or cause to be paid the principal and interest of the Note and the Loan Obligations in accordance with the terms of the Loan Documents and duly and punctually pay and perform or cause to be paid or performed all Reimbursable Amounts hereunder.

         SECTION 7.02 MAINTENANCE OF EXISTENCE. Maintain in full force and effect its existence as a corporation, and all rights and franchises material to such Person's business, and, in each jurisdiction in which the character of the property owned by such Person or in which the transaction of its business makes qualification necessary, maintain good standing.

B.       COVENANTS OF LESSEE.

         Lessee agrees with and covenants unto the Surety that Lessee shall perform and comply, or cause the performance and compliance, with all of the following covenants set forth in Sections 7.03 through 7.33 inclusive.

         SECTION 7.03 ACCRUAL AND PAYMENT OF TAXES. During each fiscal year, Lessee shall make adequate provision for the payment of and pay before any fine or penalty is incurred all current tax liabilities of all kinds including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, provider taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts), Taxes (as defined in the Mortgages), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

         SECTION 7.04  INSURANCE, CASUALTY AND CONDEMNATION.

                (a) At all times while the Reimbursement Obligations are outstanding, Lessee shall maintain at its sole cost and expense, and provide satisfactory evidence thereof to Surety on an annual basis (or at such other times when renewed) of the following insurance coverages in such amounts and with such deductibles as follows:

                       (i) Professional liability insurance in an amount at least equal to

$1,000,000 per occurrence, and $1,000,000 in the aggregate, on an "occurrence" basis covering each of the Assisted Living Facilities and the activities conducted therein. The deductible for such coverage shall not exceed $25,000;

                       (ii) General liability insurance in an amount at least equal to $1,000,000 per occurrence, and $1,000,000 in the aggregate, covering each of the Assisted Living Facilities and the activities conducted therein. The deductible for such coverage shall not exceed $25,000;

                       (iii) Umbrella insurance covering professional liability umbrella coverage, attaching at each of the above referenced limits of coverage, and having a limit each occurrence and in the aggregate of $20,000,000 and additional excess liability coverage with limits of $30,000,000;

                       (iv) "All-risk" coverage on the Improvements, Equipment and Inventory in an amount not less than the replacement cost thereof, insuring against such potential causes of loss as shall be required by Noteholder, including but not limited to loss or damage from wind, fire, hail, lightening, ice, earthquake, subsidence, boiler and machinery and sprinkler leakage. The permitted deductibles for the foregoing coverages shall be as follows: earthquake, not to exceed the greater of $100,000 or five percent (5%) of insured value; windstorm, not to exceed $25,000, except with respect to Properties located in the State of Florida, as to which the aggregate deductible applicable to all such Properties, shall not exceed $200,000.

                       (v) Business interruption insurance (including rental value if any portion of any Property or any Assisted Living Facility is leased in whole or part) equal to not less than eighteen (18) months estimated lost profits and continuing Operating Expenses;

                       (vi) Workers' compensation and employers' liability insurance as required by the laws of the states where each Property is located;

                       (vii) If and to the extent that Lessee should engage in any material modification, alteration or construction on or with respect to any of the Properties, builder's risk insurance (under an all risk, completed value form) for the applicable Improvements in an amount acceptable to Noteholder and including "soft" costs;

                       (viii) "Ordinance and law" coverage for each of the Properties and Assisted Living Facilities based on risks related to reconstruction limitations under governing laws and ordinances, in amounts acceptable to the Noteholder;

                       (ix) "Difference in conditions" insurance including, flood, earthquake and earthquake sprinkler leakage with a limit of $25,000,000 per occurrence and deductibles not to exceed $25,000; and

                       (x) Automobile liability insurance coverage with a limit at least equal to

$1,000,000, per occurrence, no aggregate limit.

                The insurance coverages required under Section 7.04(a)(iv) hereof may be effected under a blanket policy or policies covering the Properties and other property and assets not constituting part of the Properties; provided that such certificates of insurance evidencing the coverage required herein shall specify any sublimits in such blanket policy applicable to the Properties, which amounts shall not be less than the amounts required pursuant to Section 7.04(a)(iv) hereof and which shall in any case comply in all other respects with the requirements of this Section 7.04.

                In connection with Lessee's or Guarantor's annual insurance review (which shall occur at least one time every 12 calendar months), Lessee shall be required to engage an Insurance Consultant (defined below) to undertake a review of Lessee's then existing insurance coverage in light of then current industry standards for hospital or health care services of the type similar to that in which Lessee is then currently engaged and based upon such review, Lessee shall either increase the amount of its coverages to meet such industry standards or shall be permitted to make reasonable modifications to the amounts and deductibles under the insurance coverages required to be maintained under this Section 7.04(a) provided that (A) prior to making any modification to any insurance coverage, Lessee shall deliver to Surety and Trustee a certificate of an Insurance Consultant or Insurance Consultants (hereinafter defined) indicating that the insurance coverages as proposed to be maintained are reasonable based on then prevailing insurance industry market conditions, customary for corporations engaged in the same or similar activities as Lessee and adequate to protect the Properties and the operations and (B) Trustee and Surety shall have delivered its prior written approval of such coverages, amounts and deductibles. In any event, in connection with any such insurance review by such Insurance Consultant, such Insurance Consultant shall deliver to Lender and Surety a letter to the effect that Lessee's insurance coverages meet the requirements of the Transaction Documents as modified by any modification approved pursuant to this Section 7.04. "INSURANCE CONSULTANT" means a Person who in the case of an individual is not an employee or officer of Guarantor, Lessee or any Affiliate thereof and which, in the case of a corporation or other business entity is not an Affiliate of Guarantor or Lessee, appointed by Lessee and reasonably satisfactory to Surety and Trustee, qualified to survey risks and to recommend insurance coverage for hospital or health care facilities and services of the type involved, and having a favorable reputation for skill and experience in such surveys and such recommendations, and which may include a broker or agent with whom Lessee transacts business.

                (b)    Each of the policies described in Sections 7.04(a)(i),
(ii), (iii), (viii) and (xi) hereof shall name Trustee, Borrower, Lessee, Lender and Surety as additional insured parties, and the policies described in Sections 7.04(a)(iv)-(vii), (ix) and (x) hereof shall name Trustee for the benefit of the Lender, Surety and Borrower as loss payee under a standard noncontributory mortgagee and loss payable clause, and shall provide that Trustee shall receive not less than thirty (30) days written notice prior to cancellation. The proceeds of any of the policies described in Sections 7.04(a)(iv)-(x) hereof shall be payable by check payable to Trustee, delivered to Trustee, and such proceeds shall be applied by Trustee, at its option in accordance with the Trust

Agreement, either (i) to the full or partial payment or prepayment of the Loan Obligations (without premium), or (ii) to the repair and/or restoration of the Improvements, Equipment and Inventory damaged or taken. Provided that no Event of Default or Springing Lock Box Event has occurred and is continuing, proceeds paid under the policies described in Section 7.04(a)(vi) hereof shall be made available to Lessee to be applied in accordance with the Flow of Funds Agreement. Each of the policies described in Sections 7.04(a)(iii), (iv), (v) and (vii) hereof, as of the Closing Date, must be written by an insurer or insurers each having a rating of A - or better from Standard & Poor's (provided, however, that within six (6) months after the Closing Date, such policies must be written by insurers having ratings of A- or better from Standard & Poor's), and a Best rating of A or better and otherwise reasonably acceptable to Surety, and, the remaining coverages shall be provided by insurers reasonably acceptable to Surety. If Lessee shall fail to cause the insurance policies described in Sections 7.04(a)(iii), (iv), (v) and (vii) hereof to be written by insurers having ratings of A or better from Standard & Poor's within six (6) months after the Closing Date (which condition may be satisfied by means of reinsurance arrangements acceptable to Noteholder in its sole discretion), such failure shall constitute an Event of Default hereunder. Notwithstanding the foregoing, Lessee may collect insurance proceeds paid under the policies described in Sections 7.04(a)(iv), (v) and (vii)-(x) above in connection with claims not in excess of Two Hundred Fifty Thousand Dollars ($250,000) (the "CASUALTY AMOUNT"), or in the event that such proceeds are collected by Noteholder or Trustee same shall be paid over to Lessee (without application of the conditions of Section 7.04(c) below), provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) Lessee gives notice to Surety and Trustee of the related fire or casualty within ten
(10) Business Days after the occurrence thereof (which notice shall include Lessee's good faith estimate of the amount of the damage to the affected Assisted Living Facility) and (iii) Lessee applies such proceeds to the repair and/or restoration of the Improvements, Equipment and Inventory damaged in accordance with the terms and conditions hereof.

                (c) Surety agrees that Trustee shall make the net proceeds of insurance (after payment of Surety's (and/or Trustee's) reasonable costs and expenses) available to Lessee for Lessee's repair, restoration and replacement of the Improvements, Equipment and Inventory damaged on the following terms and subject to satisfaction in Surety's (and/or Trustee's) discretion, of each of the following conditions:

                       (i) At the time of such loss or damage and at all times thereafter while Surety (or Trustee) is holding any portion of such proceeds, there shall exist no Default or Event of Default;

                       (ii) Surety (or Trustee) determines that the applicable Property, Improvements, Equipment, and Inventory for which loss or damage has resulted shall be capable of being restored to its preexisting condition and utility, in all material respects and in compliance with all applicable zoning, building and other laws and codes with a value equal to or greater than that which existed prior to such loss or damage ("PRE-EXISTING CONDITION"), there will be sufficient funds to so restore such Property, Improvements, Equipment and Inventory and such restoration shall be capable of being completed prior to the expiration of business interruption insurance as determined by an independent inspector;

                       (iii) Surety (or Trustee) determines that Operating Revenues from the Assisted Living Facilities, after restoration and repair of the affected Property, Improvements, Equipment, and Inventory to the Pre-existing Condition and expiration of such stabilization period acceptable to Surety (or Trustee), will be sufficient to meet all operating costs and other expenses, payments for reserves and loan repayment obligations (including any obligations under any permitted subordinate financing) relating to the Assisted Living Facilities and maintain a LCR at least equal to (A) that existing at the origination of the Loan for casualties occurring during the first eighteen (18) months of the term of the Loan and (B) 1.4 : 1 for casualties occurring thereafter;

                       (iv) restoration and repair of the affected Property, Improvements, Equipment, and Inventory to the Pre-existing Condition will be completed within one year of the date of the loss or casualty to such Property, Improvements, Equipment, or Inventory, but in no event later than six months prior to the Maturity Date;

                       (v) less than fifty (50%) percent of the total floor area of the Improvements of the affected Property has been damaged or destroyed or rendered unusable as a result of such fire or casualty;

                       (vi) Within thirty (30) days following the date of such loss or damage, Lessee shall have given Surety and Trustee written notice of its desire to have such proceeds applied for purposes of restoration; and

                       (vii) Within sixty (60) days following the date of notice under the preceding subsection 7.04(c)(vi), Lessee shall have provided to Surety and/or Trustee all of the following:

                              (A)    complete plans and specifications,
                              satisfactory to Surety, and/or Trustee for restoration, repair and replacement of the Improvements, Equipment and Inventory damage to their Pre-existing Condition;

                              (B) if the loss or damage exceeds the Casualty Amount, a duly executed fixed-price or guaranteed maximum cost construction contract together with a performance bond insuring completion of the work in accordance with such plans and specifications;

                              (C)    a certificate of insurance evidencing
                              builder's risk insurance in such amounts as are reasonably satisfactory to Surety and/or Trustee and naming Trustee, for the benefit of the parties to the

                              Trust Agreement, as loss payee;

                              (D)    Such additional funds as are required
                              below; and

                              (E)    Copies of all Permits necessary to
                              complete such work in accordance with the plans and specifications.

                (d) (i) Lessee shall notify Surety and Trustee promptly after it has knowledge of the commencement or threat of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of any Property, whether direct or indirect (a "CONDEMNATION"). Lessee shall appear in and prosecute or defend any proceeding relating to any Condemnation unless otherwise directed by Surety or Trustee in writing. Borrower and Lessee each hereby authorize and appoint Surety and Trustee as attorneys-in-fact for Borrower and Lessee to commence, appear in and prosecute, in Surety's, Trustee's, Borrower's or Lessee's name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this
Section 7.04(d) shall require Surety or Trustee to incur any expense or take any action with respect to any Condemnation. Borrower and Lessee each hereby transfers and assigns to Surety and Trustee all right, title and interest of Borrower and Lessee in and to any award or payment with respect to (A) any Condemnation, and (B) any damage to any Property caused by governmental action that does not result in a Condemnation.

                       (ii) Surety agrees that Trustee shall make the net amount of such awards or proceeds (after deducting reasonable costs and expenses incurred by Surety and Trustee) from a partial (but not total) Condemnation of any Property, available to Lessee for the restoration or repair of such Property and Improvements subject to satisfaction in Surety's (and/or Trustee's) discretion of each of the conditions set forth in Section 7.04(c); except that for purposes of this Section 7.04(d) all references in Section 7.04(c) to: (A) "Pre-existing Condition" shall be deemed to mean the restoration and/or repair of such Property and Improvements to an economically viable whole, in compliance with all applicable zoning, building and other laws and codes and (B) damage or destruction of the Improvements shall be deemed to mean the taking of any portion of such Property or Improvements pursuant to the Condemnation. Notwithstanding the foregoing, the net proceeds of any award from a Condemnation affecting all or substantially all of any Property, shall be applied to the prepayment of the Reimbursement Obligations (without premium). Unless Surety or Trustee otherwise agrees in writing, any application of any awards or proceeds to the Obligations shall not extend or postpone the due date of any monthly installments referred to in the Note, including any Imposition Deposits, or change the amount of such installments. Borrower and Lessee each agree to execute such further evidence of assignment of any awards or proceeds from any Condemnation as Surety or Trustee may require.

                (e) If Trustee elects to make the insurance proceeds or Condemnation awards available for the restoration and repair of the affected Property, Improvements, Equipment, and

Inventory in accordance with the foregoing conditions, Lessee agrees that, if at any time during the restoration and repair, the cost of completing such restoration and repair, as determined reasonably by Surety or Trustee, exceeds the undisbursed insurance proceeds or Condemnation awards, Lessee shall, immediately upon demand by Surety or Trustee, deposit the amount of such excess with Trustee, and Trustee shall first disburse such deposit to pay for the costs of such restoration and repair on the same terms and conditions as the insurance proceeds or Condemnation awards are disbursed. If Lessee deposits such excess with Trustee and if, after completion of the restoration or repair, any funds remain from the combination of insurance proceeds or Condemnation awards and the funds so deposited with Trustee by Lessee, and if no Default or Event of Default shall have occurred and be continuing, then Trustee shall disburse to Lessee such remaining funds provided that Trustee shall not be obligated to disburse any amount in excess of the amount that Lessee shall have so deposited.

                (f) If the insurance proceeds or Condemnation awards are held by Trustee to reimburse Lessee for the cost of restoration and repair of the affected Property, Improvements, Equipment, and Inventory, Lessee shall restore the affected Property, Improvements, Equipment, and Inventory to its Pre-existing Condition or other condition as Surety or Trustee may approve in writing, and Lessee shall promptly begin such restoration and at all times thereafter diligently prosecute such restoration to completion. Surety or Trustee may, at Surety's or Trustee's option, condition disbursement of said insurance proceeds or Condemnation awards on Surety's or Trustee's approval of such plans and specifications of an architect satisfactory to Surety or Trustee, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments; and satisfaction of liens as Surety or Trustee may reasonably require. If the insurance proceeds or Condemnation awards are applied to the payment of the Reimbursement Obligations, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments due under the Note or otherwise under the Loan and Surety Documents including, without limitation, any Imposition Deposits under the Mortgages, or change the amounts of such installments. Any amount of insurance proceeds or Condemnation awards remaining in Trustee's possession after full and final payment and discharge of all obligations secured hereby shall be refunded to Lessee or otherwise paid in accordance with applicable law. If any Property, Improvements, Equipment, and Inventory is sold at foreclosure or if Surety or Trustee acquires title to any Property, Improvements, Equipment, and Inventory, Surety or Trustee shall have all of the right, title and interest of Lessee in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to or Condemnation awards from any condemnation, such Property, Improvements, Equipment, and Inventory prior to such sale or acquisition.

                (g) Surety and Trustee shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Borrower and Lessee shall execute and deliver, at Lessee's expense, such mortgage, deed of trust, security agreements, financing statements and other instruments as Surety shall request to create, evidence, or perfect such lien and security interest; and

                (h) In the event and to the extent such insurance proceeds or Condemnation awards are not required or used for the repair, restoration and replacement of the affected Property, Improvements, Equipment and Inventory for which a loss or damage has occurred or affected by a Condemnation, or in the event Lessee is not entitled to or does not timely make the election to have insurance proceeds or Condemnation awards applied to the restoration of such Property, Improvements, Equipment, or Inventory, or, having made such election, fail to timely comply with the terms and conditions set forth herein, or, if the conditions set forth herein for such application are otherwise not satisfied, then (subject to the terms of the Trust Agreement, if applicable) Surety shall be entitled without notice to or consent from Borrower or Lessee to apply such proceeds, or the balance thereof, at Surety's option either (i) to the full or partial payment or prepayment of the Reimbursement Obligations (without premium) in the manner aforesaid in accordance with the Trust Agreement; provided, however, that if such insurance proceeds or Condemnation awards are insufficient to pay the Required Casualty/Condemnation Payment and any other amounts due under the Transaction Documents as a result of such casualty or Condemnation, Lessee shall be required to pay to Trustee, for application in accordance with the Trust Agreement, an amount equal to such shortfall within ten (10) days after demand therefor by Noteholder or Trustee, or (ii) to the repair, restoration and/or replacement of all or any part of such Property, Improvements, Equipment and Inventory for which a loss or damage has occurred. Upon any payment in full of the Required Casualty/Condemnation Payment with respect to any Property pursuant to the foregoing provisions, provided that no Default or Event of Default shall have occurred and be continuing, Noteholder shall release or cause the Trustee to release the Mortgage encumbering the applicable Property and all other Liens and security interests relating to such Property, or (iii) to the repair, restoration and/or replacement of all or any part of such Property, Improvements, Equipment and Inventory for which a loss or damage has occurred. If Surety or Trustee has agreed to make insurance proceeds or Condemnation awards available to reimburse Lessee, as aforesaid, and whether or not such insurance proceeds are sufficient to pay for the costs of such restoration, Lessee must rebuild to the Pre-existing Condition or such other condition as Surety may approve in writing.

                (i) Lessee hereby appoints each of Surety and Trustee as attorney-in-fact to cause the issuance of or an endorsement of any insurance policy to bring Lessee into compliance herewith and, as limited above, at Surety's or Trustee's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Surety or Trustee be liable for failure to collect any amounts payable under any insurance policy.

         SECTION 7.05 FINANCIAL AND OTHER INFORMATION. Lessee shall provide or cause Manager to provide to Surety the following financial statements and information on a continuing basis during the term of the Loan:

                (a) Within one hundred twenty (120) days after the end of the fiscal year of Lessee and each Sublessee, unaudited financial statements thereof, prepared by Lessee or

Manager, which statements shall be prepared on a basis consistent with the audited financial statements of Alterra, (so long as Alterra is Manager, and thereafter in accordance with GAAP), consistently applied, and shall include a balance sheet and a statement of income and expenses for the year then ended, certified by an authorized officer of the Lessee, to be true and correct, to the best of his or her knowledge, information and belief. Together with such annual financial statements, Lessee shall also provide or cause Manager to provide an agreed upon procedures report with respect to the operations of the Assisted Living Facilities, on a consolidated basis, prepared by a Big Five or other nationally recognized accounting firm or independent certified public accountants acceptable to Surety ("APPROVED ACCOUNTANTS") which report shall verify the accuracy of reported income and expenses for the year then ended and shall be substantially in the form attached hereto as Exhibit F and otherwise in form and substance reasonably acceptable to Surety in its sole discretion. Within one hundred twenty (120) days following the end of each fiscal year during the term of the Loan, Lessee will deliver a written statement by its independent certified public accountants (1) stating that such examination has included a review of Sections 7.05 and 7.06 of this Agreement as such terms relate to Lessee and its compliance with accounting matters and also a review of the Flow of Funds Agreement, (2) stating whether, in connection with such examination, any failure to comply therewith has come to their attention, and
(3) if such a condition or event has come to their attention, specifying the nature and period of existence thereof.

                (b) Simultaneously with the filing of such reports with the SEC, copies of Alterra's annual reports on Form 10-K and quarterly reports on Form 10-Q. In the event that Alterra shall cease to be a publicly-traded entity, within one hundred twenty (120) days after the end of the fiscal year of Alterra, audited financial statements of Alterra prepared by Approved Accountants, which statements shall be prepared in accordance with GAAP, and shall include a balance sheet and a statement of income and expenses for the year then ended, certified by the chief financial officer of Alterra to accurately represent the financial condition of Alterra to the best of his or her knowledge, information and belief.

                (c) Within thirty (30) days after the end of each month, true and complete copies of unaudited monthly statements of operations of the Assisted Living Facilities, prepared on a basis consistent with the audited financial statements of Alterra (so long as Alterra is Manager, and thereafter in accordance with GAAP), consistently applied, which statements shall include statements of income and expenses for the month then ended, certified in the case of each Assisted Living Facility, by the authorized officer of Lessee and by the chief financial officer of Alterra, to be true, correct and complete to the best of his or her knowledge, information and belief after due inquiry. Monthly statements of operations shall show the separate operations of each of the Assisted Living Facilities.

                (d) Within forty-five (45) days of the end of each calendar quarter, true and complete copies of unaudited statements of operations of Lessee, [each Sublessee] and of Alterra, prepared on a basis consistent with the audited financial statements of Alterra (so long as Alterra is Manager, and thereafter in accordance with GAAP), which statements shall include a statement of income and expenses for the quarter then ended, certified by the chief financial officer of Alterra and an authorized officer of Lessee [or such Sublessee], to the best of his or her knowledge or belief after due inquiry, to accurately represent the financial condition of the Manager, Lessee [or such Sublessee], respectively. Quarterly financial statements of operations shall show the separate operations of each of the Assisted Living Facilities.

                (e) Within forty-five (45) days of the end of each calendar quarter, utilization reports including a statement of the number of bed days available and the actual patient days incurred for the quarter, together with quarterly census information of each Assisted Living Facility as of the end of such quarter in sufficient detail to show patient-mix (i.e., private, Medicare, Medicaid, and V.A.) as of the end of such quarter, certified by the chief financial officer of Manager to be true and correct, to the best of his or her knowledge, information and belief after due inquiry.

                (f) Within thirty (30) days after the end of each calendar month, operating statements for each Property prepared on an accrual basis and in form satisfactory to Surety, (i) for such month, (ii) for the year to date, including a comparison of budgeted to actual income and expenses and on a quarterly basis an explanation of material variances, and (iii) for the 12-month period ending in and including the subject month.

                (g)    As soon as available, but in no event more than thirty
(30) days after the filing deadline, as may be extended from time to time, copies of all federal, state and local tax returns of Lessee, together with all supporting documentation and required schedules certified by the authorized officer of Lessee as true, correct and complete.

                (h) Within twenty (20) days of filing or receipt, all copies of Medicaid cost reports and any amendments thereto filed with respect to the Assisted Living Facilities, and copies of all responses, audit reports, or other inquiries with respect to such cost reports, in each case certified by an authorized officer of Lessee and the chief financial officer of Manager as true, correct and complete.

                (i) Within ten (10) days of receipt, a true, correct and complete copy of the Medicaid Rate Calculation Worksheet (or the equivalent thereof) issued by the appropriate Medicaid Agency for each Assisted Living Facility.

                (j) Within five (5) days of receipt, true, correct and complete copies of any and all notices (regardless of form) from any and all licensing and/or certifying agencies that the operating license and/or the Medicare and/or Medicaid certification or other third party reimbursement program of any Assisted Living Facility is being downgraded to a substandard category, revoked, or suspended or that any such action is pending or threatened.

                (k) Evidence of payment by Lessee or the Sublessees or by Manager on behalf of Lessee or the Sublessees of any applicable provider bed taxes or similar taxes, which taxes

Lessee hereby agrees to pay as and when due.

                (l) Within thirty (30) days after the end of each calendar month, an aged accounts receivable report for each Assisted Living Facility separately, in sufficient detail to show amounts due from each class of patient-mix (i.e., private, Medicare, Medicaid and V.A.) by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days.

                (m) Within forty-five (45) days of the end of each calendar quarter, a certificate of an authorized officer of Lessee and the chief financial officer of Manager certifying to the best of his or her knowledge compliance with the covenants and requirements set forth above.

                (n) Within forty-five (45) days of the end of each calendar quarter during the term of the Loan, a certificate duly executed on behalf of Lessee by its authorized officer, in form and substance satisfactory to Surety, stating that to the best of Lessee's knowledge after due inquiry, there does not exist any Default or Event of Default under the Transaction Documents (or if any exists, specifying the same in detail), and stating the then-applicable LCR and DSCR, and stating to the best of Lessee's knowledge after due inquiry that all financial statements, reports, calculations, and other information theretofore or therewith submitted to Surety by or on behalf of Lessee and Manager are true and materially complete and do not omit to state any material information without which the same might reasonably be misleading.

The Surety reserves the right to require such other financial information of Lessee, the Sublessees, Manager and/or any Assisted Living Facility, in such form and at such other times (including monthly or more frequently) as Surety shall reasonably deem necessary, and Lessee agrees promptly to provide or to cause to be provided, such information to Surety to the extent the same is reasonably available or obtainable. All financial statements must be in the form and detail as Surety may from time to time reasonably request.

         SECTION 7.06 GAAP. Lessee shall maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of financial statements on a basis consistent with the audited financial statements of Alterra. All financial statements shall be prepared in accordance with GAAP, consistently applied.

         SECTION 7.07 ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, Lessee shall deliver copies of all significant reports submitted by independent public accountants in connection with each annual, interim or special audit of the financial statements or other affairs of Alterra made by such accountants, including the comment letter submitted by such accountants to management in connection with the annual audit.

         SECTION 7.08 BOOKS AND RECORDS. Lessee shall keep and maintain at all times at the Manager's principal place of business and/or at the Assisted Living Facilities, or the principal place of business of Lessee to the extent required by law, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of the Assisted Living Facilities, and copies of all written contracts, leases (if any), and other instruments which affect the Property, which books, records, contracts, leases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by Surety or its agents or representatives (upon reasonable advance notice, which for such purposes only may be given orally, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required, and subject to the residents' rights of privacy and legal requirements with respect to confidentiality of medical records), provided, however, if an Event of Default has occurred and is continuing, Lessee shall deliver, or cause Manager to deliver, to the fullest extent permitted by law, to Surety and Trustee upon written demand all books, records, contracts, leases (if any) and other instruments relating to the Assisted Living Facilities or their respective operations and Lessee authorizes Surety and/or Trustee to obtain a credit report on Lessee, Manager or any Borrower Party at any time.

         SECTION 7.09 PAYMENT OF INDEBTEDNESS. Lessee shall duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by Lessee in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Surety which is being contested in good faith by Lessee in accordance with the Transaction Documents and with respect to which any execution against properties of Lessee have been effectively stayed and for which reserves and collateral for the payment and security thereof have been established as determined by Surety in its reasonable discretion.

         SECTION 7.10  BUDGET APPROVAL PROCESS.

                Within sixty (60) days following the Closing Date and, thereafter, prior to the end of each calendar year during the term of the Loan, Lessee shall, or shall cause Manager to, submit to Surety, a proposed annual operating and capital expenditures budget for the Assisted Living Facilities for the following calendar year. Such budget shall provide detail on a month-by-month basis for all Operating Revenues, Operating Expenses and capital improvement requirements (and is referred to herein as the "BUDGET"). The Surety shall have the right to reasonably approve or disapprove the Budget and Lessee shall change or cause such changes to be made to the Budget as are reasonably necessary to obtain Surety's reasonable approval. Once the Surety approves such Budget, it shall become effective for the next calendar year subject to the provisions below. If the Surety has not approved the Budget on or prior to December 31 of the calendar year which is about to expire, the projections for the new calendar year as set forth on SCHEDULE 7.10 subject to such adjustments as are necessary to achieve, in the most economic fashion, compliance with all applicable Legal Requirements, shall be deemed to be the Budget during such new calendar year until such time as the Surety approves the new Budget. Lessee shall notify Surety of any proposed changes to the Budget (following final approval thereof as aforesaid) which contemplate or result in a change in projected Net Operating Income of more than ten percent (10%), and any such proposed change shall be subject to Surety's prior written approval as provided above. Following the Closing Date and until approval of the Budget as described above, the projections attached hereto as SCHEDULE 7.10 shall be deemed to be the Budget.

                Pursuant to the Trust Agreement, the Surety has delegated certain rights to the Controlling Party as more fully set forth therein. Lessee agrees that if, at any time, Surety shall become the Controlling Party or if the Trust Agreement shall cease to be in effect, then as of such event and for so long thereafter as such event shall continue, Surety shall, in addition to its foregoing rights of approval, be entitled to review the then current Budget, notwithstanding that the same may already have been approved in accordance with the above provisions and the Trust Agreement. In connection with such review, Surety shall be entitled to request, and Lessee shall effect, such changes as Surety shall reasonably determine to be necessary or desirable.

         SECTION 7.11 ANNUAL OWNERSHIP REPORT. Together with its annual financial statements, Lessee shall deliver to Surety a written statement duly executed on behalf of Lessee or the applicable Sublessee by the chief executive officer or secretary of the entity, in form and substance satisfactory to Surety, identifying in particularity and detail all direct and indirect ownership and beneficial interests in Lessee or such Sublessee and stating whether any such interest is encumbered or pledged, in each case as of the date of delivery of such notice.

         SECTION 7.12  MATERIAL ADVERSE CHANGE; MATERIAL ADVERSE EFFECT.

                (a) Promptly upon Lessee becoming aware thereof, and in any event within 10 days of so, becoming aware, delivered to Surety, notice of any material adverse change in the operation of any of the Properties, Improvements or the Assisted Living Facilities, to include, but not be limited to: any statement of material operating and/or physical plant deficiencies; material violations of applicable law; limitations on license or provider agreements; bans on admissions; suspension of payments; freeze or reduction in Medicaid rate; notice of overpayment; or being the subject of any investigation relating to patient abuse, fraud, kickbacks, or other alleged illegal payment practices.

                (b) Promptly upon Lessee or Borrower becoming aware thereof, delivered to Surety, notice of the occurrence of any other event which would reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of a Borrower Party or on the ability of such Borrower Party to perform or comply with any of the terms and conditions of this Agreement, the Note, the Surety Bond or any other Loan and Surety Documents.

         SECTION 7.13  EVENTS OF DEFAULT, ETC.

                (a) Promptly upon Lessee or Borrower obtaining knowledge of any of the following events or conditions, deliver to Surety a certificate executed on its behalf by its chief financial officer or similar officer specifying the nature and period of existence of such condition or event and what action Lessee or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; or (2) any Material Adverse Effect with respect to Lessee.

                (b) Promptly upon Lessee or Borrower becoming aware thereof, and in any event within three Business Days of so becoming aware, delivery to Surety, notice of any material default beyond applicable grace periods by a Borrower Party under any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound, together with a written statement of Lessee setting forth the details thereof.

         SECTION 7.14  LITIGATION. Promptly upon Lessee obtaining knowledge of
(1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting a Borrower Party, Sublessee or any Property not previously disclosed in writing by Lessee to Surety or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting a Borrower Party, Sublessee or any Property of a Borrower Party which, in each case, is reasonably likely to have a Material Adverse Effect, Lessee will give notice thereof to Surety and provide such other information as may be reasonably available to them to enable Surety and its counsel to evaluate such matter.

         SECTION 7.15 INSURANCE. WITHIN THE THIRTY (30 DAY) PERIOD PRIOR TO THE END OF EACH INSURANCE POLICY YEAR OF LESSEE, DELIVER A REPORT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO SURETY OUTLINING ALL MATERIAL INSURANCE COVERAGE MAINTAINED AS OF THE DATE OF SUCH REPORT BY LESSEE, AND ALL MATERIAL INSURANCE COVERAGE PLANNED TO BE MAINTAINED BY LESSEE IN THE SUBSEQUENT INSURANCE POLICY YEAR.

         SECTION 7.16 CONDUCT OF BUSINESS. Lessee shall conduct or cause to be conducted, the operations of the Assisted Living Facilities at all times in a manner at least consistent with Alterra's customary practice thereof as of the date hereof, including without limitation, the following:

                (a) to maintain the standard of care for the residents of the Assisted Living Facilities at a level in accordance with customary and prudent industry standards;

                (b) to operate the Assisted Living Facilities in a prudent manner and in compliance at all times in all material respects with applicable laws and regulations relating thereto, including, without limitation, to the extent applicable, Title 42 of the United States Code and related regulations, including the Medicare Regulations, if applicable, the Medicaid Regulations, if applicable, federal and state self-referral and anti-kickback statutes and regulations; Title 31 of the United States Code, including the False Claims Act; applicable skilled nursing facility and assisted living facility licensure laws; and public health statutes and regulations.

                (c) to obtain within the time frames required by applicable laws, rules and regulations and thereafter keep, in Borrower's, Lessee's, Sublessee's or Manager's name, as applicable, any required Permits and cause all Permits, Reimbursement Contracts, and any other agreements necessary for the use and operation of the Assisted Living Facilities or as may be necessary for participation in Medicaid and/or Medicare, each, as applicable;

                (d) to maintain sufficient Inventory and Equipment of types and quantities at the Assisted Living Facilities to enable the operations of the Assisted Living Facilities to be adequately performed;

                (e) to maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Lessee, including the Properties, Improvements, and Equipment, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Without limitation of the foregoing, Lessee will operate and maintain, or cause to be operated and maintained, the Properties, Improvements, and Equipment in a manner consistent with the Budget. Lessee will repair, or cause to be repaired, the Properties, Improvements, and Equipment to which any casualty has occurred to at least the condition existing prior to any such casualty. All work required or permitted under this Agreement shall be performed in a workmanlike manner and in compliance with all applicable laws;

                (f) to maintain sufficient cash, in order to satisfy the working capital needs of the Assisted Living Facilities; and

                (g) to continuously operate or cause to be continuously operated, the Properties and Improvements as Assisted Living Facilities.

         SECTION 7.17 PERIODIC SURVEYS. Lessee shall furnish to Surety, or cause Manager to furnish to Surety, (a) within twenty (20) days of receipt, a copy of any Medicare, Medicaid or any licensing agency survey, report, and any material statement of deficiency and material follow-up surveys, and any plans of correction related thereto and (b) within a reasonable time, any correspondence or other documents relating to surveys, licensure, compliance with Medicare and Medicaid conditions of participation relating to matters which might have a Material Adverse Effect on any Assisted Living Facility.

         SECTION 7.18 MANAGEMENT AGREEMENT. LESSEE SHALL MAINTAIN THE MANAGEMENT AGREEMENTS IN FULL FORCE AND EFFECT AND TIMELY PERFORM, OR CAUSE TO BE TIMELY PERFORMED, ALL OF LESSEE'S AND/OR EACH SUBLESSEE'S OBLIGATIONS THEREUNDER AND ENFORCE, OR CAUSE TO BE ENFORCED, PERFORMANCE OF ALL OBLIGATIONS OF THE MANAGER THEREUNDER AND NOT PERMIT THE TERMINATION, AMENDMENT OR ASSIGNMENT OF THE MANAGEMENT AGREEMENTS EXCEPT ON THE TERMS PERMITTED IN THE TRUST AGREEMENT. NEITHER LESSEE NOR ANY SUBLESSEE WILL ENTER INTO ANY OTHER MANAGEMENT AGREEMENT WITHOUT SURETY'S PRIOR WRITTEN CONSENT, WHICH MAY BE WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF SURETY.

         SECTION 7.19 UPDATED APPRAISALS. For so long as the Loan remains outstanding, if any Event of Default shall occur and be continuing hereunder, or if, in Surety's reasonable judgment, a material depreciation in the value of any Property (or any portion thereof) shall have occurred, then in any such event, Surety or Trustee may cause any or all of the Properties (or any portion thereof) to be appraised by an appraiser selected by Surety, and in accordance with Surety's appraisal guidelines and procedures then in effect, and Lessee agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Properties and Assisted Living Facilities as applicable. If an Event of Default shall have occurred and be continuing or if such appraisal discloses that material depreciation in the value of any Property has occurred, Lessee agrees to pay all reasonable costs incurred by Surety or Trustee in connection with such appraisal which costs shall be secured by the Mortgages and shall accrue interest at the Default Rate until paid.

         SECTION 7.20 COMPLY WITH COVENANTS, LAWS AND CONTRACTUAL OBLIGATIONS. Lessee shall (A) comply, in all material respects, with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, Title 42 of the United States Code and related regulations, including the Medicare Regulations, if applicable, federal and state self-referral and anti-kickback statutes and regulations; Title 31 of the United States Code, including the False Claims Act; applicable skilled nursing facility and assisted living facility licensure laws; applicable public health statues and regulations; the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes, (B) maintain in full force and effect and observe and comply with all of the terms and conditions of all Regulatory Permits now held or hereafter acquired and comply in all material respects with any and other Permits now held or hereafter acquired by any of them, and (C) perform, observe, comply and fulfill all of its respective obligations, covenants and conditions contained in any material Contractual Obligation, including the Transaction Documents, and not suffer or permit any default or event of default (giving effect to applicable notice and cure rights) to exist under any of the foregoing.

         SECTION 7.21 TAXES AND OTHER CHARGES. Subject to Lessee's right to contest the same as set forth in Section 9(d) of the Mortgages, Lessee shall pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations as and when due which have given or, may give rise to a Lien against any of the Properties, except Permitted Liens.

         SECTION 7.22 COST REPORTS. Lessee shall timely file Medicare and Medicaid and other third party cost reports in an accurate manner and provide to Surety, within a reasonable period of time, copies of all cost reports, as applicable, and correspondence relating to Medicare and Medicaid and other third party cost reports, notices of program reimbursement ("NPR") and all other documents relating to cost reimbursement, each, as applicable.

         SECTION 7.23 VENDOR AGREEMENTS. Lessee shall have and maintain, on behalf of each Assisted Living Facility, written agreements with vendors in compliance with the Medicare prospective payment system, and otherwise comply with the rules, regulations and requirements related to the Medicare prospective payment system, each, as applicable.

         SECTION 7.24 CERTIFICATE. Upon Surety's written request in connection with a Secondary Market Transaction, Lessee shall furnish Surety with a certificate stating that Lessee has complied with and is in compliance with all terms, covenants and conditions of the Transaction Documents to which Lessee is a party and that there exists no Default or Event of

Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate and do not omit any material fact (or if, as of such date, any representation or warranty has become untrue or then omits to state a material fact, describing same with reasonable detail). In addition, at Surety's request, the Lessee shall promptly provide evidence satisfactory to Surety of compliance with any representation, warranty or covenant specified in such request.

         SECTION 7.25 LOAN AND SURETY DOCUMENTS. Lessee shall comply with the terms of and perform all obligations under the Transaction Documents which are to be performed in favor of Surety or Trustee, including without limitation, all obligations to fund Reserves as and when required as set forth in the Trust Agreement, the Flow of Funds Agreement and any other Transaction Documents and to the extent such obligations are by their terms to be performed for the benefit of the Beneficiaries. Without limitation, each calendar year Lessee shall cause an amount equal to $300.00 per Available Bed (such aggregate annual amount, the "AVAILABLE BED CAPITAL IMPROVEMENT AMOUNT") to be deposited into the Capital Improvements Account (at the rate of $25.00 per Available Bed per month).

         SECTION 7.26 NOTICE OF FEES OR PENALTIES. Lessee shall immediately notify Surety, upon Lessee's knowledge thereof, of the assessment by any state or any Medicare, Medicaid, health or licensing agency of any fines or penalties in excess of $25,000 against Borrower, Lessee, any Sublessee, Manager (in its capacity as Manager of any Assisted Living Facility), or any Assisted Living Facility.

         SECTION 7.27 MAINTENANCE OF ASSUMPTIONS IN LEGAL OPINIONS. Lessee shall not cause or suffer any of the assumptions with respect to Lessee, Alterra or the Properties set forth in any opinions of its legal counsel delivered in connection with the Loan to be incorrect.

         SECTION 7.28 SURETY'S EXPENSES. Lessee shall pay, on demand by Surety, all reasonable expenses, charges, costs and fees (including reasonable attorneys' fees and expenses) in connection with the negotiation, documentation, administration, servicing, and collection of the Loan. On the Closing Date and the Additional Facilities Closing Date, Surety may pay directly from the proceeds of the Loan each of the foregoing expenses.

         SECTION 7.29 MATERIAL AGREEMENTS. Except for the Management Agreements, the Master Lease, the Subleases, the Licensing Subleases, the Residency Agreements (provided same are substantially in the form of the standard residency agreements delivered to Surety hereunder for the respective states in which the Assisted Living Facilities are located), the Existing Leases identified on SCHEDULE 7.29 hereto or Permitted Liens, neither Lessee nor any Sublessee shall enter into or become obligated under any material agreement pertaining to the Assisted Living Facilities, Properties, Improvements, and Equipment, unless the same may be terminated without cause and without payment of a penalty or premium, on not more than thirty (30) day's prior written notice.

         SECTION 7.30 INSPECTION. Lessee shall permit Surety and any of its authorized representatives designated by Surety to visit and inspect during normal business hours, each Assisted Living Facility and its business, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants (with Lessee's representative(s) present), at such reasonable times during normal business hours and as often as may be reasonably requested (and subject to resident's privacy rights and legal requirements with respect to confidentiality of medical records). Unless an Event of Default has occurred, Surety shall provide advance written notice of at least three (3) Business Days prior to visiting or inspecting the Assisted Living Facilities, Lessee's or Manager's offices. Lessee shall reimburse Noteholder for annual site-inspection costs and expenses equal to not more than One Thousand Dollars ($1,000) per Assisted Living Facility as and to the extent incurred by Noteholder.

         SECTION 7.31 ERISA. (a) Lessee shall deliver to Surety, at Lessee's expense, the following information and notices as soon as possible, and in any event within ten (10) Business Days: (i) after Lessee or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, written notice of such Termination Event; (ii) after Lessee or any ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) involving Lessee or ERISA Affiliate or Plan has occurred, written notice describing such transaction and the proposed corrective action; (iii) after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan after the occurrence thereof, (iv) notification of any increases in the benefits of any Benefit Plan or the contributions required under any Multiemployer Plan; (v) after receipt by Lessee or any ERISA Affiliate of any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter; (vi) after receipt by Lessee or any ERISA Affiliate of any notice of the Pension Benefit Guaranty Corporation's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, a copy of each such notice; and (vii) after receipt by Lessee or any ERISA Affiliate of a notice from a Multiemployer Plan regarding imposition of withdrawal liability, a copy of such notice. For purposes of this paragraph
(a), Lessee shall be deemed to know all facts known by the administrator of any Plan of which Lessee or any ERISA Affiliate is the plan sponsor.

                (b) Lessee shall establish, maintain and operate, or cause the ERISA Affiliates to establish, maintain and operate, all Plans to comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         SECTION 7.32 ASSISTED LIVING FACILITY CONSULTANT. Upon the occurrence and during the continuance of a Springing Lockbox Event or Event of Default, Surety shall be entitled to retain, at Lessee's cost and expense, a consultant ("ASSISTED LIVING FACILITY CONSULTANT") who is experienced in issues related to health care generally and assisted living facilities specifically, which consultant may advise Surety and Trustee on matters specifically relating to the maintenance and operation of the Assisted Living Facilities, including without limitation, matters pertaining to insurance and the Budget. In addition, upon the occurrence and during the continuance of a Springing Lock Box Event or Event of Default, Surety shall be entitled to retain such Assisted Living Facility Consultant on an annual basis at Lessee's cost and expense for the limited purpose of advising Surety in its review of the Budget contemplated by Section 7.10 hereof. The reasonable fees and expenses of such Assisted Living Facility Consultant shall constitute a part of the Reimbursement Obligations and shall be secured by the Transaction Documents.

         SECTION 7.33 PLACE OF BUSINESS. Borrower and Lessee shall each provide Surety with not less than thirty (30) days prior written notice of any change in its chief executive office or principal place of business. In addition, Borrower shall, at Lessee's expense, provide Surety with such other information and amendatory financing statements as Surety may request in connection therewith.

                                  ARTICLE VIII
                             ENVIRONMENTAL HAZARDS

         SECTION 8.01 PROHIBITED ACTIVITIES AND CONDITIONS. Except for matters described in Section 8.02, Lessee shall not cause or permit any of the following:

                (a) The presence, use, generation, Release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials in, on or under any Property or any Improvements;

                (b) The transportation and disposal of any Hazardous Materials to, from, or across any Property and Improvements;

                (c) Any occurrence or condition on any Property or in the Improvements or any other property of Lessee, which occurrence or condition is or may be in violation of Environmental Law or give rise to liabilities under Environmental Laws;

                (d) Any violation of or noncompliance with the terms of any Environmental Law or any Environmental Permit with respect to any Property, the Improvements the use or operation of any Property or the Improvements or any Property of Lessee; or

                (e) The creation of any lien imposed by operation of, or pursuant to, any Environmental Law.

The matters described in clauses (a) through (e) above are referred to collectively in this Article VIII as "PROHIBITED ACTIVITIES AND CONDITIONS" and individually as a "PROHIBITED ACTIVITY AND CONDITION."

         SECTION 8.02  EXCLUSIONS. Notwithstanding any other provision of
Section 8.01 to the contrary, "Prohibited Activities and Conditions" shall not include (a) the safe and lawful use and storage of customary quantities of (1) pre-packaged supplies, medical waste, cleaning materials, petroleum products or other Hazardous Materials which are customarily and lawfully used in the operation and maintenance of comparable assisted living facilities, (2) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Assisted Living Facilities; (3) the presence on the Properties and/or Improvements of asbestos or asbestos-containing materials where the same are not required under Environmental Law to be removed, encapsulated or otherwise abated and where Lessee has complied with Environmental Law with respect to any O&M Program, notices or warnings required under Environmental Law to be performed or given concerning such asbestos or asbestos-containing materials; (4) petroleum products used in the operation and maintenance of motor vehicles from time to time located on any Property's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Law, and (b) activities normal, customary and lawful in the operation of comparable Assisted Living Facilities.

         SECTION 8.03 PREVENTIVE ACTION. Lessee shall take all appropriate steps (including the inclusion of appropriate provisions in any Leases approved by Surety which are executed after the date of this Agreement) to prevent its employees, agents, contractors, tenants and occupants of any of the Assisted Living Facilities from causing or permitting any Prohibited Activities and Conditions.

         SECTION 8.04 O & M PROGRAM COMPLIANCE. If an O&M Program or O&M Programs have been established with respect to Hazardous Materials, Lessee shall comply in a timely manner with, and cause all employees, agents, and contractors thereof and any other persons present on the Property to comply with the applicable O&M Program. All costs of performance of Lessee's obligations under any O&M Program shall be paid by Lessee, and Surety's out-of-pocket costs incurred in connection with the monitoring and review of any O&M Program and Lessee's performance shall be paid by Lessee upon demand by Surety. Any such out-of-pocket costs of Surety which Lessee fails to pay promptly shall become an additional part of the Reimbursement Obligations. Surety shall have the right, but not the obligation, to review and, if Surety so elects, to approve any O&M Program proposed to be established by Lessee.

         SECTION 8.05 LESSEE'S ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants to Surety that, to the best of its knowledge based on its review of, and except as set forth in, the Environmental Reports described on SCHEDULE 8.05 hereto:

                (a) Lessee has not at any time caused, permitted or suffered to exist any Prohibited Activities and Conditions.

                (b) Lessee or the applicable Sublessee has all Environmental Permits required to carry on its business with respect to its Assisted Living Facilities, Properties and Improvements and each of such Environmental Permits is in full force and effect and each of Lessee and/or the applicable Sublessee is in compliance with the terms and conditions thereof and the transactions contemplated by this Agreement shall not cause any of such Environmental Permits to lapse or become invalid. No event has occurred with respect to any Property and/or Improvements that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit.

                (c) Except as disclosed on SCHEDULE 8.5(C) hereto, the Properties and the Improvements do not now contain any underground storage tanks, and, to the best of Lessee's knowledge after reasonable and diligent inquiry, the Properties and the Improvements have not contained any underground storage tanks in the past. If there is an underground storage tank located on any Property or the Improvements which has been previously disclosed by Lessee to Surety in writing, that tank strictly complies with all requirements of Environmental Law.

                (d) Each of Lessee and/or the applicable Sublessee has complied and is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in any Environmental Law applicable to the Properties and/or Improvements or any property of Lessee.

                (e) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint or notice of violation has been filed or served, no penalty has been assessed, no investigation or review is pending or threatened by any Governmental Authority or any other Person with regard or with respect to the Release of Hazardous Materials, the disposal or arrangement for disposal of Hazardous Materials, noise emissions, Hazardous Materials, violation or alleged violation of Environmental Law at, to or from the Property, the Improvements, the use or operation of either, or any property owned by Lessee.

                (f) Neither the Properties nor any Improvements contains any treatment, storage or disposal facility requiring an Environmental Permit.

                (g) No asbestos or asbestos-containing material is or has been present at the Properties or the Improvements in violation of any Environmental Law except as disclosed to the Surety by Lessee prior to the Closing Date.

                (h) Neither Lessee nor any of its predecessors, has transported or arranged for the transportation of any Hazardous Materials from the Properties or Improvements to any location that is listed on the National Priorities List ("NPL") under CERCLA, listed for possible inclusion on the NPL in the Comprehensive Environmental Response and Liability Information System ("CERCLIS"), or is listed on any similar state or local list or that is the subject of federal, state or local enforcement actions or other investigations.

                (i) No Hazardous Material has been recycled, treated, stored or Released by Borrower or Lessee except in accordance with applicable Environmental Law.

                (j) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of Lessee with respect to any portion of the Property and/or Improvements and no portion of the Property and/or Improvements or other property owned by Lessee is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or remediation.

                (k) No liens have arisen under or pursuant to any Environmental Law on any of the Properties and/or Improvements, and no governmental action has been taken or is in process that could subject any such Property or Improvements to such liens and Lessee is not required to place any notice or restriction relating to the presence of Hazardous Materials at any of the Properties and/or Improvements.

                (l) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of Lessee, relating to any Property and/or

Improvements have been delivered to Surety prior to the Closing Date.

                (m) Lessee has no knowledge of any facts, events or conditions relating to any Properties and/or Improvements which could reasonably be expected to interfere with or prevent continued compliance with any Environmental Law, give rise to any liability under Environmental Law, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving Lessee, any Properties and/or Improvements under any Environmental Law.

         The representations and warranties in this Article VIII shall be continuing representations and warranties that shall be deemed to be made by Lessee as of the Closing Date, throughout the term of the Loan, and in any case, until the Loan Obligations and Reimbursement Obligations have been paid in full.

         SECTION 8.06 NOTICE OF CERTAIN EVENTS. Lessee shall promptly notify Surety in writing and in reasonable detail of any and all of the following that may occur:

                (a) Lessee's or Manager's discovery of any Prohibited Activity and Condition.

                (b) Lessee's or Manager's receipt of or knowledge of any complaint, order, demand, request for information, notice of violation, investigation, testing, proposed testing or other communication from any Governmental Authority or other person with regard to present, or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting any Property, the Improvements or any other property that is adjacent to any Property.

                (c) Any representation or warranty in this Article VIII which becomes untrue at any time after the date of this Agreement.

                Any such notice given by Lessee shall not relieve Lessee of, or result in a waiver of, any obligation under this Agreement, the Surety Bond, or any of the other Transaction Documents.

         SECTION 8.07 COSTS OF INSPECTION. Lessee shall pay promptly the costs of any environmental inspections, tests or audits required by Surety or Trustee in connection with any foreclosure or deed in lieu of foreclosure, or, if required by Surety or Trustee, as a condition of Surety's or Trustee's consent to any "TRANSFER" (as defined in the Mortgages), or required by Surety following a reasonable determination by Surety that Prohibited Activities and Conditions may exist. Any such costs incurred by Surety or Trustee (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Lessee fails to pay promptly shall become an additional part of the Reimbursement Obligations.

         SECTION 8.08 REMEDIAL WORK. If any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work ("REMEDIAL WORK") is necessary to comply with any Environmental Law or order of any Governmental Authority that has or acquires jurisdiction over the Property, the Improvements or the use, operation or improvement of the Properties under any Environmental Law, Lessee shall, by the earlier of (1) the applicable deadline required by Environmental Law or (2) thirty (30) days after notice from Surety demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by and in accordance with applicable Environmental Law. If Lessee fails to begin on a timely basis or diligently prosecute any required Remedial Work, Surety may, at its option, cause the Remedial Work and any other efforts deemed necessary by Surety in its sole and absolute discretion, to be completed, in which case Lessee shall reimburse Surety on demand for all costs of doing so. Any reimbursement due from Lessee to Surety shall become part of the Reimbursement Obligations.

         SECTION 8.09 COOPERATION WITH GOVERNMENTAL AUTHORITIES. Lessee shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition.

                                   ARTICLE IX
                            RESTRICTIONS ON TRANSFER

         SECTION 9.01 RESTRICTIONS ON TRANSFER AND ENCUMBRANCES. Except for a Transfer and Assumption consented to by Lender in accordance with Section 9.02, Permitted Liens or (as to Borrower) as expressly permitted under the Participation Agreement, neither Borrower nor Lessee shall cause or suffer to occur any sale, transfer, pledge, or encumbrance of (i) all or any part of any of its interests in the Properties or Improvements, or any interest therein, except as permitted in Section 6.07 hereof and Section 9.3 of the Participation Agreement, any direct ownership or beneficial interest in such Borrower Party.

         SECTION 9.02  ASSUMABILITY.

                (a) In the event Borrower and Lessee desire to transfer all of their respective interests in the Properties (but not less than all) to another party (the "TRANSFEREE BORROWER") and have (i) the Transferee Borrower become a party to the Note and the Surety Bond and assume all of Borrower's and Lessee's obligations respectively, as the case may be, under the Transaction Documents (including, without limitation, this Agreement), (ii) indemnitors acceptable to Surety in its sole discretion execute and deliver to Surety indemnities, in form and substance acceptable to Surety, and (iii) replacement pledgors acceptable to Surety in its sole discretion pledge all of the ownership interests in the Transferee Borrower (collectively, a "TRANSFER AND ASSUMPTION"), Borrower may make a written application to Surety for Surety's consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section. Together with such written application, Lessee will pay to Surety the reasonable review fee then required by Surety. Lessee also shall pay on demand all of the reasonable costs and expenses incurred by Surety, including reasonable attorneys' fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs. No Transfer and Assumption shall be permitted prior to the Defeasance Lockout Expiration Date (as defined in the Note).

                (b) Surety shall not unreasonably withhold its consent to a one time Transfer and Assumption after the Defeasance Lockout Expiration Date provided and upon the conditions that:

                       (i) No Default or Event of Default has occurred and is continuing;

                       (ii) Lessee has submitted to Surety true, correct and complete copies of any and all information and documents of any kind requested by Surety concerning the Property or Properties to be transferred, Transferee Borrower, the replacement indemnitors, and pledgors, and Borrower;

                       (iii) Evidence satisfactory to Surety has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Surety comply and will comply with Sections 6.19 and 6.20 hereof, as those provisions may be modified by Surety taking into account the ownership structure of Transferee Borrower and its Affiliates;

                       (iv) If the Loan, by itself or together with other loans, has been the subject of a Securitization, then Surety shall have received confirmation from all applicable Rating Agencies that the Transfer and Assumption will not result in a downgrade, qualification, or withdrawal of any rating then if effect for the securities issued in connection therewith;

                       (v) If the Loan has not been the subject of a Securitization, then Surety shall have determined in its reasonable discretion (taking into consideration such factors as Surety may determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any securities that would be issued in connection with such Securitization will be diminished, qualified or withheld by reason of the Transfer and Assumption;

                       (vi) Lessee shall have paid all of Surety's reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Surety as a deposit against Surety's costs and expenses in connection with the effecting the Transfer and Assumption;

                       (vii) Lessee, the Transferee Borrower, and the replacement guarantors, indemnitors, and pledgors shall have indicated in writing in form and substance reasonably satisfactory to Surety their readiness and ability to satisfy the conditions set forth in Paragraph (c) below;

                       (viii) The identity, experience, and financial condition of the Transferee

Borrower and the replacement guarantors, indemnitors, and pledgors shall be satisfactory to Surety; and

                       (ix) If the Surety Bond is then still in effect, the Transferee Borrower shall be a corporation, partnership, limited liability company or other business entity organized in the State of Illinois.

                (c) If Surety consents to the Transfer and Assumption, the Transferee Borrower and/or Lessee as the case may be, shall deliver the following to Surety on or before the effective date of such Transfer and Assumption.

                       (i) Lessee shall deliver to Surety an assumption fee (the "Assumption Fee") equal to 1.0% (the "Assumption Fee Percentage") of the then unpaid principal balance of the Loan. Notwithstanding the foregoing, the Assumption Fee Percentage shall be .5% if the Transferee Borrower is Alterra or an Affiliate of Alterra;

                       (ii) Borrower (at Lessee's expense), Lessee, Transferee Borrower, the original and replacement guarantors and indemnitors, and the original and replacement pledgors shall execute and deliver to Surety any and all documents required by Surety, in form and substance required by Surety, in Surety's sole discretion;

                       (iii) Counsel to the Transferee Borrower and replacement guarantors, indemnitors, and pledgors shall deliver to Surety opinions in form and substance satisfactory to Surety as to such matters as Surety shall require, which may include opinions as to substantially the same matters as were required in connection with the origination of the Loan;

                       (iv) Lessee shall cause to be delivered to Surety, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to Surety's Title Policies in form and substance acceptable to Surety in Surety's reasonable discretion (the "ENDORSEMENT"); and

                       (v) Lessee shall deliver to Surety a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Surety's attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Surety of the Endorsement


                                   ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.01 NOTICES, ETC. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail and shall be deemed to have been given: (A) if delivered in person, when delivered; (B) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 6:00 pm (New York Time) or, if not, on the next succeeding Business Day; (C) if delivered by nationally recognized overnight courier, one day after delivery to such courier properly addressed; or (D) if by U.S. Mail, three (3) Business Days after depositing in the United States mail, with postage paid and properly addressed.

         If to Borrower, notice shall be sent to:

                  Pita General Corporation
                  c/o SELCO Service Corporation
                  129 Public Square
                  Cleveland, Ohio 44114
                  Attention: Robert Bowes, Esq.
                  Telephone: (216) 689-5089
                  Facsimile: (216) 689-5681

                  with copies to:

                  Key Global Finance
                  30 Federal Street
                  Boston, Massachusetts 02110
                  Attn: Ms.  Mindy Berman
                  Telephone: (617) 654-2777
                  Facsimile: (617) 654-2727

                  KeyCorp Leasing
                  54 State Street
                  Albany, New York 12207
                  Attn: Mr. Donald C. Davis

         If to Lessee, notice shall be sent to:

                  AHC Tenant, Inc.
                  c/o Alterra Healthcare Corporation
                  450 North Sunnyslope Road
                  Suite 300
                  Brookfield, Wisconsin  53005
                  Attn:  Mark Ohlendorf, Senior Vice President Finance
                  Telephone: (414) 641-7432
                  Facsimile: (414) 789-6182

         with copies to:

                  Rogers & Hardin
                  229 Peachtree Street - International Tower
                  International Tower
                  Atlanta, Georgia  30303
                  Attn:  Miriam Dent, Esq.

                  Telephone: (404) 420-4644
                  Facsimile: (404) 525-2224

         If to Lender:

                  Greenwich Capital Financial Products, Inc.
                  600 Steamboat Road, Level 2
                  Greenwich, Connecticut 06830
                  Attn: Paul Nidenberg
                  Telephone: (203) 618-2347
                  Facsimile: (203) 618-2052

         with copies to:

                  Sidley & Austin
                  875 Third Avenue
                  New York, New York  10022
                  Attn: Robert L. Boyd, Esq.
                  Telephone:  (212) 906-2252
                  Facsimile: (212) 906-2021

         If to Surety:

                  ZC Specialty Insurance Company
                  One Exchange Place
                  Suite 100
                  Jersey City, New Jersey  07302
                  Attention: General Counsel
                  Facsimile:  (201) 309-3040
                  Confirmation: (201) 332-1400

         with copies to:

                  Zurich Centre Group, LLC
                  One Chase Manhattan Plaza, 44th Floor
                  New York, New York 10005
                  Attention: General Counsel
                  Facsimile: (212) 898-5444
                  Confirmation: (212) 898-5350

                  The Zurich Centre
                  90 Pitt's Bay Road
                  Pembroke HM 08

                  P.O. Box HM 1788
                  Hamilton HM HX, Bermuda
                  Attention: Manager-ZC Specialty Insurance Company
                  Facsimile: (441) 295-3705
                  Confirmation: (441) 295-8501

         And to:

                  The First National Bank of Chicago
                  One First National Plaza, Suite 0126
                  Chicago, Illinois 60670-0126
                  Attn: Corporate Trust Services Division
                  Telephone: (312) 407-0192
                  Facsimile: (312) 407-1708

Any party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

Notwithstanding the foregoing, all material communications, including without limitations, communications pertaining to "Default," "Events of Default" or events or occurrences which have, will or could result in a Material Adverse Effect shall be given in writing and delivered by a nationally recognized overnight courier within one day after delivery to such courier with receipt thereof to be confirmed telephonically by the sending party.

         SECTION 10.02 NO WAIVERS. No remedy conferred upon, or reserved to, Surety in this Agreement or any of the other Transaction Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise of or omission to exercise any right of the Surety (whether by Surety, Trustee, Lender or Controlling Party) shall not affect any subsequent right of Surety to exercise the same. No course of dealing among Borrower, Lessee and Surety (or Trustee, Lender or Controlling Party) or any delay on the part of Surety (or Lender, Trustee or Controlling Party) in exercising any of its rights or remedies shall operate as a waiver of any of the Surety's rights. No waiver (whether by Lender, Surety, Trustee or Controlling Party) of any Default under this Agreement or any of the other Transaction Documents shall extend to or shall affect any subsequent or other then existing Default or shall impair any rights, remedies or powers of Surety.


         SECTION 10.03 AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower, Lessee and Surety.

         SECTION 10.04 NO PARTNERSHIP, ETC.. The relationship between Surety and Borrower is solely that of surety and borrower. Surety has no fiduciary or other special relationship with or duty to Borrower or Lessee and none is created by the Transaction Documents or this Agreement. Nothing contained in the Transaction Documents, and no action taken or omitted pursuant to the Transaction Documents, is intended or shall be construed to create any partnership, joint venture, association or special relationship between Borrower or Lessee on the one hand and Surety on the other hand or in any way make Surety a co-principal with Borrower or Lessee with reference to the Property, or otherwise. In no event shall Surety's rights and interests under the Transaction Documents be construed to give Surety the right to control, or be deemed to indicate that Surety is in control of, the business, properties, management or operations of Borrower or Lessee. Each of Borrower and Lessee acknowledges that Lender, Surety and Trustee, shall be involved in the administration of the Loan and the Master Lease, and each of Borrower and Lessee authorizes the sharing of information among such parties in connection with the performance of their respective obligations and protection of their respective interests. Each of Borrower and Lessee further acknowledges that Lender and Surety are not agents of one another and the knowledge of one shall not be imputed to the other.

         SECTION 10.05 TIME OF THE ESSENCE. Time is of the essence in the performance of every covenant and agreement under this Agreement.

         SECTION 10.06 COSTS AND EXPENSES. Lessee will bear all taxes, fees and expenses (including actual attorneys' fees and expenses of counsel for Surety or Trustee, including consultants and other parties involved in reviewing and examining the Collateral) in connection with the Loan, the Note, the Surety Bond, the preparation of this Agreement and the other Transaction Documents, the negotiation and preparation of the Transaction Documents and all documents related thereto (including any amendments hereafter made), any modifications to the Transaction Documents or any of them required in connection with Lender's efforts to obtain a rating upon the Loan, the Surety Bond or any security related to the Loan or the Note, any modification to the Transaction Documents in connection with any Surety Transaction pursuant to
Section 7.14 of the Trust Agreement, and in connection with any other modifications to the Transaction Documents and the recording or filing of any of the Transaction Documents, provided, however, the obligations of the Lessee shall be limited to $500,000 in the aggregate in connection with any amendments or modifications to the Transaction Documents in connection with the Lender getting the Loan rated as set forth above and any Surety Transactions pursuant to this Section 7.14 of the Trust Agreement and/or Secondary Market Transactions pursuant to Section 7.15 of the Trust Agreement; provided, however, Lessee has agreed to pay all costs and expenses of the Borrower. If, at any time, a Default occurs or Surety or Trustee becomes a party to any suit or proceeding in order to protect its interests or priority in any collateral for any of the Reimbursement Obligations or its rights under this Agreement or any of the other Transaction Documents, or if Surety is made a party to any suit or proceeding by virtue of the Loan or the Surety Bond, this Agreement or any Collateral and as a result of any of the foregoing, the Surety or Trustee employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Reimbursement Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Transaction

Documents, any Collateral, Borrower Party or Manager, or to protect, collect, or liquidate any of the security for the Reimbursement Obligations, or attempt to enforce any security interest or lien granted to the Surety or Trustee by any of the Transaction Documents, then in any such events, all of the attorney's fees arising from such services, including attorneys' and consultant's fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Lessee to Surety payable on demand of Surety or Trustee. Lessee shall pay throughout the term of the Loan and while the Surety Bond is still in effect, on demand by Surety, all reasonable expenses, charges, costs and fees (including reasonable attorneys' fees and expenses) in connection with the negotiation, documentation, administration, servicing, enforcement and collection of the Loan and Surety Bond including, without limitation, customary special servicing fees including work-out fees and liquidation costs or expenses payable to special servicers in Securitizations. On the Closing Date and the Additional Properties Closing Date, Surety may pay directly from the proceeds of the Loan and Surety Bond the foregoing expenses incurred by Surety as of the Closing Date or Additional Properties Closing Date, as the case may be. Without limiting the foregoing, Lessee has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Transaction Documents, the Reimbursement Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Lessee fail to do so, Lessee agrees to reimburse Surety and Trustee for the amounts paid by Surety or Trustee, together with penalties or interest, if any, incurred by Surety or Trustee as a result of such underpayment or nonpayment. Such amounts shall constitute a portion of the Reimbursement Obligations, shall be secured by the Mortgages and shall bear interest at the greater of (i) the Default Rate (as defined in the Note) and (ii) the prime rate as then published in the Wall Street Journal, from the date advanced until repaid.

         Lessee shall also reimburse Surety, Trustee and Lender for such parties' respective reasonable costs and expenses, including reasonable attorney's fees and expenses, incurred in connection with or in anticipation of any Secondary Market Transaction and all reasonable costs or expenses incurred in connection with amending, clarifying or restructuring of the Transaction Documents as necessary to permit a Secondary Market Transaction on terms satisfactory to Surety, provided, however, in no event shall Lessee be required to pay costs and expenses in an aggregate amount in excess of $500,000 in respect of the collective costs and expenses of Trustee, Lender and Surety in connection with all Secondary Market Transactions pursuant to the foregoing and in connection with all Surety Transactions under Section 7.14 of the Trust Agreement. Lessee and Guarantor shall each be required to pay its own and Borrower's costs and expenses (including attorneys' fees and expenses) incurred in connection with any Secondary Market Transaction or Surety Transaction and each of Lender, Trustee and Surety shall be required to pay its own and Borrower's costs and expenses, if any, in excess of the amount to be paid by Lessee under the foregoing sentence.

         SECTION 10.07 SUCCESSORS AND ASSIGNS. The provisions of this
Agreement shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Without the prior written consent of Surety, no assignments of this Agreement are permitted by Borrower Party. Surety may assign and delegate its rights and obligations hereunder to any Person affiliated with Surety without the consent of Borrower Party.

         SECTION 10.08 GOVERNING; LAW, SUBMISSION TO JURISDICTION.

                A. THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF ILLINOIS AND AGREE TO VENUE IN ANY COURT IN SUCH JURISDICTION, INCLUDING ANY FEDERAL COURTS SITTING IN SUCH JURISDICTION.

                B. BORROWER AND LESSEE EACH HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT AND BORROWER AND LESSEE EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF SURETY TO BRING PROCEEDINGS AGAINST BORROWER OR LESSEE IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER OR LESSEE AGAINST SURETY OR ANY AFFILIATE OF SURETY INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT, RELATED TO, OR CONNECTED WITH ANY TRANSACTION DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         SECTION 10.09 COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A)


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

ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN OR OTHER TRANSACTION DOCUMENTS, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF SURETY AND/OR BORROWER WITH RESPECT TO THE TRANSACTION DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AND LESSEE AGREE THAT SURETY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF EACH OF BORROWER AND LESSEE IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN AND THE SURETY TO ISSUE THE SURETY BOND, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER, LESSEE, LENDER AND SURETY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         SECTION 10.11 INDEMNIFICATION. (a) LESSEE SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES (AS DEFINED BELOW) FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, LIABILITIES (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITIES), ACTIONS, PROCEEDINGS, OBLIGATIONS, DEBTS, DAMAGES, REMEDIATION COSTS, LOSSES, COSTS, EXPENSES, DIMINUTIONS IN VALUE, FINES, PENALTIES, CHARGES, FEES, INVESTIGATORY FEES, EXPENSES, JUDGMENTS, AWARDS, AMOUNTS PAID IN SETTLEMENT, PUNITIVE DAMAGES, FORESEEABLE AND UNFORESEEABLE CONSEQUENTIAL DAMAGES, OF WHATEVER KIND OR NATURE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' FEES, FEES OF EXPERT WITNESSES AND CONSULTANTS AND OTHER COSTS OF DEFENSE) (COLLECTIVELY, "INDEMNIFIED CLAIMS") IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST SURETY OR ANY OF THE INDEMNIFIED PARTIES BY REASON OF OR IN ANY MANNER RELATING TO (A) OWNERSHIP OF THE LOAN, THE NOTE (INCLUDING AS TRUSTEE UNDER ANY TRUST AGREEMENT EXECUTED IN CONNECTION WITH ANY SECURITIZATION BACKED IN WHOLE OR IN PART BY THE LOAN OR OTHERWISE ARISING FROM SUCH TRUSTEE'S EXERCISE OF ITS POWERS AND DUTIES THEREUNDER), THE MORTGAGES, SURETY BOND OR ANY OF THE OTHER TRANSACTION DOCUMENTS, THE PROPERTIES OR ANY INTEREST THEREIN OR RECEIPT OF ANY RENTS (AS DEFINED IN THE MORTGAGES); (B) SUBJECT TO THE LIMITATIONS OF SECTION 10.06, ANY AMENDMENT TO, OR RESTRUCTURING OF, THE REIMBURSEMENT OBLIGATIONS, ANY OF THE TRANSACTION DOCUMENTS, THE SURETY BOND,

THE TRUST AGREEMENT OR THE FLOW OF FUNDS AGREEMENT; PROVIDED, HOWEVER, IN THE CASE OF ANY AMENDMENT OR RESTRUCTURING OF THE REIMBURSEMENT OBLIGATIONS IN CONNECTION WITH ANY "SURETY TRANSACTION" TO SECTION 7.14 OF THE TRUST AGREEMENT OR "SECONDARY MARKET TRANSACTION" PURSUANT TO SECTION 7.15 OF THE TRUST AGREEMENT, THE LESSEE'S OBLIGATIONS PURSUANT TO THIS SECTION 10.11 SHALL BE LIMITED TO THE AMOUNT SET FORTH IN SECTION 10.06 HEREOF; (C) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, OWNERSHIP OR ENFORCEMENT OF THE PROVISIONS OF THE MORTGAGES, THE NOTE OR THE SURETY BOND OR ANY OF THE OTHER TRANSACTION DOCUMENTS, THE SURETY BOND, THE TRUST AGREEMENT OR THE FLOW OF FUNDS AGREEMENT WHETHER OR NOT SUIT IS FILED IN CONNECTION WITH SAME, OR IN CONNECTION WITH BORROWER, LESSEE, ANY GUARANTOR AND/OR ANY PARTNER, JOINT VENTURER, MEMBER OR SHAREHOLDER THEREOF BECOMING A PARTY TO A VOLUNTARY OR INVOLUNTARY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING; (D) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE PROPERTY, THE IMPROVEMENTS OR ANY PART THEREOF OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS;
(E) ANY USE, NONUSE OR CONDITION IN, ON OR ABOUT THE PROPERTY, THE IMPROVEMENTS OR ANY PART THEREOF OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (F) ANY FAILURE ON THE PART OF BORROWER OR LESSEE TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS; (G) ANY CLAIMS BY ANY BROKER, PERSON OR ENTITY CLAIMING TO HAVE PARTICIPATED IN ARRANGING THE MAKING OF THE LOAN;
(H) ANY FAILURE OF THE PROPERTIES, THE IMPROVEMENTS OR ANY PART THEREOF TO BE IN COMPLIANCE WITH ANY APPLICABLE LAWS; (I) ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST SURETY BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY LEASE AGREEMENT OR ANY REPLACEMENT OR RENEWAL THEREOF OR SUBSTITUTION THEREFOR; (J) PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTIES WITH RESPECT TO THE PROPERTIES, THE IMPROVEMENTS OR ANY PART THEREOF, (K) THE FAILURE OF ANY PERSON TO FILE TIMELY WITH THE INTERNAL REVENUE SERVICE AN ACCURATE FORM 1099-B, STATEMENT FOR RECIPIENTS OF PROCEEDS FROM REAL ESTATE, BROKER AND BARTER EXCHANGE TRANSACTIONS, WHICH MAY BE REQUIRED IN CONNECTION WITH THE MORTGAGE, OR TO SUPPLY A COPY THEREOF IN A TIMELY FASHION TO THE RECIPIENT OF THE PROCEEDS OF THE TRANSACTIONS IN CONNECTION WITH WHICH THE LOAN ARE MADE; (L) ANY MISREPRESENTATION MADE TO SURETY


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

IN THIS AGREEMENT OR IN ANY OF THE OTHER TRANSACTION DOCUMENTS; (M) ANY TAX ON THE MAKING AND/OR RECORDING OF THE MORTGAGES, THE NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS; (N) THE VIOLATION OF ANY REQUIREMENTS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; (O) ANY FINES OR PENALTIES ASSESSED OR ANY CORRECTIVE COSTS INCURRED BY SURETY IF ANY PROPERTY OR IMPROVEMENTS IS DETERMINED TO BE IN VIOLATION OF ANY COVENANTS, RESTRICTIONS OF RECORD, OR ANY APPLICABLE LAWS, ORDINANCES, RULES OR REGULATIONS; (P) ANY BREACH OF ANY REPRESENTATION OR WARRANTY OF BORROWER OR LESSEE IN ARTICLE VIII OF THIS AGREEMENT; (Q) ANY FAILURE OF BORROWER OR LESSEE TO PERFORM ANY OF ITS OBLIGATIONS UNDER ARTICLE VIII OF THIS AGREEMENT; (R) THE EXISTENCE OR ALLEGED EXISTENCE OF ANY PROHIBITED ACTIVITY AND CONDITION; (S) THE RELEASE OR ALLEGED OR THREATENED RELEASE OF HAZARDOUS MATERIALS IN, ON, UNDER OR FROM ANY PROPERTY OR THE IMPROVEMENTS; (T) THE ACTUAL OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAW; OR (U) THE ENFORCEMENT BY ANY OF THE INDEMNIFIED PARTIES OF, OR THE ASSERTION BY BORROWER OF ANY DEFENSE TO ITS OBLIGATIONS UNDER, THE PROVISIONS OF THIS SECTION 10.11 OR ANY MATTER PERTAINING TO OR ARISING OUT OF THE RELATED DOCUMENTS OR THE TRANSACTION DOCUMENTS. ANY AMOUNTS PAYABLE TO SURETY OR TRUSTEE BY REASON OF THE APPLICATION OF THIS SECTION 10.11, SHALL BECOME IMMEDIATELY DUE AND PAYABLE, SHALL CONSTITUTE A PORTION OF THE REIMBURSEMENT OBLIGATIONS, SHALL BE SECURED BY THE TRANSACTION DOCUMENTS AND SHALL ACCRUE INTEREST AT THE DEFAULT RATE (AS DEFINED IN THE NOTE). THE OBLIGATIONS AND LIABILITIES OF LESSEE UNDER THIS SECTION 10.11 SHALL SURVIVE ANY TERMINATION, SATISFACTION, ASSIGNMENT, ENTRY OF ANY JUDGMENT OF FORECLOSURE OR EXERCISE OF ANY POWER OF SALE OR DELIVERY OF ANY DEED IN LIEU OF FORECLOSURE OF ANY MORTGAGE. FOR PURPOSES OF THIS SECTION 10.11, THE TERM "INDEMNIFIED PARTIES" MEANS LENDER, SURETY, TRUSTEE AND ANY PERSON WHO IS OR WILL HAVE BEEN INVOLVED IN THE ORIGINATION OF THE LOAN, ANY PERSON WHO IS OR WILL HAVE BEEN INVOLVED IN THE SERVICING OF THE LOAN, ANY PERSON IN WHOSE NAME THE ENCUMBRANCES CREATED BY THE MORTGAGES ARE OR WILL HAVE BEEN RECORDED, ANY PERSON WHO MAY HOLD OR ACQUIRE OR WILL HAVE HELD A FULL OR PARTIAL INTEREST IN THE COLLATERAL OR THE LOAN (INCLUDING, WITHOUT LIMITATION, ANY INVESTOR IN ANY SECURITIES BACKED IN WHOLE OR IN PART BY THE LOAN AND ANY TRUSTEE UNDER ANY TRUST AGREEMENT EXECUTED IN CONNECTION WITH ANY SUCH SECURITIES) AS WELL AS THE RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDER, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, SERVANTS, REPRESENTATIVES, CONTRACTORS, SUBCONTRACTORS, AFFILIATES, SUBSIDIARIES, PARTICIPANTS, SUCCESSORS AND ASSIGNS OF ANY AND ALL OF THE FOREGOING (INCLUDING, WITHOUT LIMITATION, ANY OTHER PERSON WHO


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

HOLDS OR ACQUIRES OR WILL HAVE HELD A PARTICIPATION OR OTHER FULL OR PARTIAL INTEREST IN THE LOAN OR THE PROPERTIES, THE IMPROVEMENTS OR ANY PORTION THEREOF, WHETHER DURING THE TERM OF A MORTGAGE OR AS A PART OF OR FOLLOWING A FORECLOSURE THEREOF AND INCLUDING, WITHOUT LIMITATION, ANY SUCCESSORS BY MERGER, CONSOLIDATION, OR ACQUISITION OF ALL OR A SUBSTANTIAL PORTION OF SURETY'S OR TRUSTEE'S ASSETS AND BUSINESS).

                (b) COUNSEL SELECTED AND PAID FOR BY LESSEE TO DEFEND INDEMNIFIED PARTIES SHALL BE SUBJECT TO THE APPROVAL OF THE APPLICABLE INDEMNIFIED PARTY. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, ANY INDEMNIFIED PARTY MAY ELECT TO RESIST OR DEFEND AND/OR SETTLE ANY CLAIM OR LEGAL PROCEEDING AT THE LESSEE'S EXPENSE IF SUCH INDEMNIFIED PARTY HAS REASON TO BELIEVE THAT ITS INTERESTS DIVERGE FROM OTHER INTERESTS BEING REPRESENTED BY SUCH COUNSEL AND IN ANY CIRCUMSTANCES IN WHICH THE INDEMNITY UNDER THIS AGREEMENT APPLIES, SURETY MAY EMPLOY ITS OWN LEGAL COUNSEL AND CONSULTANTS TO PROSECUTE, DEFEND OR NEGOTIATE ANY CLAIM OR LEGAL OR ADMINISTRATIVE PROCEEDING AND SURETY, WITH THE PRIOR WRITTEN CONSENT OF LESSEE (WHICH SHALL NOT BE UNREASONABLY WITHHELD, DELAYED OR CONDITIONED) MAY SETTLE OR COMPROMISE ANY ACTION OR LEGAL OR ADMINISTRATIVE PROCEEDING. LESSEE SHALL REIMBURSE THE INDEMNIFIED PARTIES UPON DEMAND FOR ALL REASONABLE COSTS AND EXPENSES INCURRED BY THE INDEMNIFIED PARTIES, INCLUDING ALL COSTS OF SETTLEMENTS ENTERED INTO IN GOOD FAITH, AND THE REASONABLE FEES AND OUT OF POCKET EXPENSES OF SUCH ATTORNEYS AND CONSULTANTS (BUT LESSEE SHALL BE OBLIGATED TO BEAR THE EXPENSE OF AT MOST ONLY ONE SUCH SEPARATE COUNSEL FOR EACH INDEMNIFIED PARTY). NOTHING CONTAINED HEREIN SHALL PREVENT AN INDEMNIFIED PARTY FROM EMPLOYING SEPARATE COUNSEL IN ANY SUCH ACTION AT ANY TIME AND PARTICIPATING IN THE DEFENSE THEREOF AT ITS OWN EXPENSE.

                (c) LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THOSE INDEMNIFIED PARTIES WHO ARE NAMED AS PARTIES TO A CLAIM OR LEGAL OR ADMINISTRATIVE PROCEEDING (A "CLAIM") SETTLE OR COMPROMISE THE CLAIM IF THE SETTLEMENT (i) RESULTS IN THE ENTRY OF ANY JUDGMENT THAT DOES NOT INCLUDE AS AN UNCONDITIONAL TERM THE DELIVERY BY THE CLAIMANT OR PLAINTIFF TO SURETY OF A WRITTEN RELEASE OF THOSE INDEMNIFIED PARTIES, SATISFACTORY IN FORM AND SUBSTANCE TO SURETY; OR (ii) MAY MATERIALLY AND ADVERSELY AFFECT ANY INDEMNIFIED PARTY, AS DETERMINED BY SUCH INDEMNIFIED PARTY IN ITS SOLE DISCRETION.

                (d)    THE LIABILITY OF LESSEE TO INDEMNIFY THE INDEMNIFIED


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

PARTIES SHALL NOT BE LIMITED OR IMPAIRED BY ANY OF THE FOLLOWING, OR BY ANY FAILURE OF LESSEE OR ANY GUARANTOR TO RECEIVE NOTICE OF OR CONSIDERATION FOR ANY OF THE FOLLOWING:

                       (i) THE VALIDITY, REGULARITY OR ENFORCEABILITY OF THE TRANSACTION DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH.

                       (ii) ANY ALTERATION, AMENDMENT, MODIFICATION, RELEASE, TERMINATION OR CANCELLATION OF ANY LOAN AND SURETY DOCUMENT, OR ANY CHANGE IN THE TIME, MANNER OR PLACE OF PAYMENT OF, OR IN ANY OTHER TERM IN RESPECT OF, ALL OR ANY OF THE OBLIGATIONS OF BORROWER CONTAINED IN ANY LOAN AND SURETY DOCUMENT.

                       (iii) ANY EXTENSION OF THE MATURITY OF THE NOTE OR ANY WAIVER OF, OR CONSENT TO ANY DEPARTURE FROM, ANY PROVISION CONTAINED IN ANY RELATED DOCUMENT.

                       (iv) THE ACCURACY OR INACCURACY OF ANY REPRESENTATIONS AND WARRANTIES MADE BY BORROWER OR LESSEE UNDER THIS AGREEMENT OR ANY OTHER LOAN AND SURETY DOCUMENTS

                       (v) ANY NEGLIGENCE BY THE INDEMNIFIED PARTIES IN THE ADMINISTRATION OR ENFORCEMENT OF BORROWER'S OR LESSEE'S OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS OR ANY DELAY IN ENFORCING SUCH OBLIGATIONS OR IN REALIZING ON ANY SECURITY FOR THE REIMBURSEMENT OBLIGATIONS.

                       (vi) ANY ACTION BY ANY INDEMNIFIED PARTY AT ANY TIME OR IN ANY MANNER TO PARTICIPATE IN THE MANAGEMENT OR CONTROL OF, TAKE POSSESSION OF (WHETHER PERSONALLY, BY AGENT OR BY APPOINTMENT OF A RECEIVER), OR TAKING TITLE TO, THE PROPERTY OR ANY PORTION THEREOF, WHETHER BY FORECLOSURE, DEED IN LIEU OF FORECLOSURE, SALE UNDER POWER OF SALE PURSUANT TO THE MORTGAGES OR OTHERWISE.

                       (vii) ANY CHANGE, BETWEEN THE CLOSING DATE AND THE DATE ON WHICH ALL OF THE REIMBURSEMENT OBLIGATIONS HEREUNDER ARE PAID IN FULL, IN APPLICABLE LAW, INCLUDING WITHOUT LIMITATION, ANY ENVIRONMENTAL LAW THE EFFECT OF WHICH MAY BE TO MAKE A LENDER OR SURETY OR MORTGAGEE LIABLE IN RESPECT OF ANY OF SUCH REIMBURSEMENT OBLIGATIONS.

                       (viii) THE RELEASE OF BORROWER, LESSEE OR ANY OTHER PERSON, BY LENDER, SURETY, TRUSTEE OR BY OPERATION OF LAW, FROM PERFORMANCE OF ANY OBLIGATION UNDER ANY OF THE TRANSACTION DOCUMENTS.

                       (ix) THE RELEASE OR SUBSTITUTION IN WHOLE OR IN PART OF ANY SECURITY FOR THE REIMBURSEMENT OBLIGATIONS.

                       (x) ANY FAILURE TO PROPERLY PERFECT ANY LIEN OR SECURITY INTEREST GIVEN AS SECURITY FOR THE REIMBURSEMENT OBLIGATIONS.

                (e)    LESSEE SHALL, AT ITS OWN COST AND EXPENSE, DO ALL OF THE
FOLLOWING:

                       (i) PAY OR SATISFY ANY JUDGMENT OR DECREE THAT MAY BE ENTERED AGAINST ANY INDEMNIFIED PARTY OR INDEMNIFIED PARTIES IN ANY LEGAL OR ADMINISTRATIVE PROCEEDING INCIDENT TO ANY MATTERS AGAINST WHICH INDEMNIFIED PARTIES ARE ENTITLED TO BE INDEMNIFIED UNDER THIS AGREEMENT.

                       (ii) REIMBURSE INDEMNIFIED PARTIES FOR ANY EXPENSES PAID OR INCURRED IN CONNECTION WITH ANY MATTERS AGAINST WHICH INDEMNIFIED PARTIES ARE ENTITLED TO BE INDEMNIFIED UNDER THIS AGREEMENT.

                       (iii) REIMBURSE INDEMNIFIED PARTIES FOR ANY AND ALL EXPENSES, INCLUDING FEES AND COSTS OF ATTORNEYS, CONSULTANTS AND EXPERT WITNESSES, PAID OR INCURRED IN CONNECTION WITH THE ENFORCEMENT BY INDEMNIFIED PARTIES OF THEIR RIGHTS UNDER THIS AGREEMENT, OR IN MONITORING AND PARTICIPATING IN ANY LEGAL OR ADMINISTRATIVE PROCEEDING.

                       (iv) THE PROVISIONS OF THIS SECTION 10.11 SHALL BE IN ADDITION TO ANY AND ALL OTHER OBLIGATIONS AND LIABILITIES THAT BORROWER OR LESSEE MAY HAVE UNDER THE APPLICABLE LAW OR UNDER THE OTHER RELATED DOCUMENTS, AND EACH INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT WITHOUT REGARD TO WHETHER SURETY OR THAT INDEMNIFIED PARTY HAS EXERCISED ANY RIGHTS AGAINST THE PROPERTIES AND/OR THE IMPROVEMENTS OR ANY OTHER SECURITY, PURSUED ANY RIGHTS AGAINST ANY GUARANTOR, OR PURSUED ANY OTHER RIGHTS AVAILABLE UNDER THE LOAN AND SURETY DOCUMENTS OR APPLICABLE LAW. THE OBLIGATIONS OF LESSEE TO INDEMNIFY THE


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INDEMNIFIED PARTIES UNDER THIS AGREEMENT SHALL SURVIVE ANY REPAYMENT OR
DISCHARGE OF THE REIMBURSEMENT OBLIGATIONS, ANY FORECLOSURE PROCEEDING, ANY FORECLOSURE SALE, ANY DELIVERY OF ANY DEED IN LIEU OF FORECLOSURE, AND ANY RELEASE OF RECORD OF THE LIEN OF ANY MORTGAGE.

                       (v) THE PROVISIONS OF THIS SECTION 10.11 SHALL NOT REQUIRE INDEMNIFICATION OF ANY INDEMNIFIED PARTY FOR CLAIMS (WHICH WOULD OTHERWISE CONSTITUTE INDEMNIFIED CLAIMS) ARISING SOLELY FROM THE BREACH OF CONTRACT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR THE BREACH BY SUCH INDEMNIFIED PARTY OF ITS OBLIGATION UNDER THE TRANSACTION DOCUMENTS (BUT SUCH BREACH SHALL NOT AFFECT LESSEE'S INDEMNIFICATION OBLIGATIONS TO ANY OTHER INDEMNIFIED PARTY).

         SECTION 10.12 EVIDENCE OF COMPLIANCE. PROMPTLY FOLLOWING REQUEST BY SURETY, EACH BORROWER PARTY SHALL PROVIDE SUCH DOCUMENTS AND INSTRUMENTS AS SHALL BE REASONABLY SATISFACTORY TO SURETY TO EVIDENCE COMPLIANCE WITH ANY PROVISION OF THE TRANSACTION DOCUMENTS APPLICABLE TO SUCH BORROWER PARTY.

         SECTION 10.13 HEADINGS. THE HEADINGS OF THE SECTIONS OF THIS AGREEMENT ARE FOR CONVENIENCE OF REFERENCE ONLY, ARE NOT TO BE CONSIDERED A PART HEREOF, AND SHALL NOT LIMIT OR OTHERWISE AFFECT ANY OF THE TERMS HEREOF.

         SECTION 10.14 U.S. CURRENCY. ALL PAYMENTS TO BE MADE HEREUNDER BY BORROWER OR ANY BORROWER PARTY SHALL BE MADE TO SURETY IN LAWFUL CURRENCY OF THE UNITED STATES OF AMERICA AT THE ADDRESS OF SURETY SET FORTH ABOVE OR AT SUCH OTHER ADDRESS AS SURETY SHALL DESIGNATE IN WRITING.

         SECTION 10.15 SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Surety, notwithstanding any investigation made by or on behalf of Surety, and shall survive the execution and delivery to Surety of the Note, the Surety Bond, this Agreement and the other Loan and Surety Documents. Further, it is the intention of the parties hereto, and Lender and Surety shall be entitled, that notwithstanding the occurrence of any Secondary Market Transaction, to rely on all protections afforded to Noteholder, including without limitation, the protections afforded to Noteholder as an Indemnified Party under Section
10.11 hereof, as if Lender and Surety were expressly named herein.

         SECTION 10.16 PERFORMANCE OF SURETY. At its option, upon Lessee's failure to do so and irrespective of whether notice has been given and whether any time in which to cure has elapsed, the Surety or Trustee may make any payment or do any act on such Lessee's behalf that such Lessee or others are required to do to remain in compliance with this Agreement or any of the


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

other Transaction Documents, and Lessee agrees to reimburse the Surety or Trustee (as applicable), on demand, for any payment made or expense incurred by Surety or Trustee pursuant to the foregoing authorization, including, without limitation, attorneys' fees, and until so repaid any sums advanced by Surety or Trustee shall constitute a portion of the Reimbursement Obligations, shall be secured by the Mortgages and the other Transaction Documents and shall bear interest at the Default Rate from the date advanced until repaid.

         SECTION 10.17 LIMITATION OF SURETY LIABILITY. Neither Surety, nor any affiliate, officer, director, employee, attorney, or agent of Surety, shall have any liability with respect to, and Borrower and Lessee hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower and/or Lessee in connection with, arising out of, or in any way related to, this Agreement, the Trust Agreement or any of the other Transaction Documents, or any of the transactions contemplated by this Agreement or any of the other Transaction Documents, other than the gross negligence or willful misconduct of Surety. Borrower and Lessee hereby waives, releases, and agrees not to sue Surety or any of Surety's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, the Trust Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby except to the extent same is caused solely by the gross negligence or willful misconduct of Surety.

         SECTION 10.18 USURY SAVINGS. This Agreement, the Mortgage and the Note are subject to the express condition that at no time shall Borrower or Lessee be obligated or required to pay interest on the Reimbursable Amounts or the Lessee pay any Reimbursement Obligations (other than Reimbursable Amounts) or loan charges at a rate which could subject the holder of the Note or Surety Bond to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower or Lessee is permitted by Applicable Law to contract or agree to pay, all as more fully set forth in Section 13.17 of the Note the terms of which are hereby incorporated herein by reference.

         SECTION 10.19 ASSIGNMENT IN LIEU OF SATISFACTION. Upon full and complete discharge of all of the Reimbursement Obligations, the Loan Obligations and including without limitation, any Prepayment Consideration (as defined in Section 6 of the Note) and pursuant to the terms of this Agreement, Surety shall, upon the written request of Borrower or Lessee, given prior to the release hereof, assign, without representation, warranty or recourse of any kind, this Agreement and the Bond to Borrower's designee; provided, however, that such assignment shall be consummated pursuant to documents consistent with the terms of this Section 10.19 and otherwise satisfactory to Surety in its reasonable discretion and at no cost or risk to Surety in excess of the cost or risk which Surety would realize upon the issuance of any release of a bond and provided, further, that all costs and expenses of Surety, including without limitation, reasonable attorneys' fees and costs, associated with such assignment shall be borne by Lessee.

         SECTION 10.20 CONTROLLING PARTY. Notwithstanding anything herein to the contrary, the


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

parties hereto acknowledge and agree that the rights and privileges afforded to Surety hereunder are subject to the limitations set forth in the Trust Agreement, including without limitation, the right of the Controlling Party (as defined therein) to make certain consents and decisions in connection with the Transaction Documents, including this Agreement, except as such Controlling Party's rights are circumscribed by Section 2.9 of the Trust Agreement. Notwithstanding the foregoing, from and after satisfaction in full of the Loan Obligations and the Reimbursement Obligations, Surety shall be entitled to directly exercise any and all rights it may hold under this Agreement, without reference to the Trust Agreement.

         SECTION 10.21 WAIVER OF POSTING BOND. To the extent permitted by law, each of the Lender, the Lessee and the Borrower hereby waives any requirements under the unauthorized insurance or similar laws of any jurisdiction or otherwise that the Surety post funds, securities or other security as a condition to its appearance or filing of pleadings in any proceeding involving or arising with this Reimbursement Agreement.

         SECTION 10.22 WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES.

                To the extent that Lessee or any Affiliate thereof (in this Article, a "WAIVING PARTY") is deemed for any reason to be a guarantor or surety of or for any other Borrower Party or to have rights or obligations in the nature of the rights or obligations of a guarantor or surety (whether by reason of execution of a guaranty, provision of security for the obligations of another, or otherwise) then this Article shall apply to Lessee or such Affiliate thereof. This Section 10.22 shall not affect the rights of the Waiving Party other than to waive or limit rights and defenses that Waiving Party would have (i) in its capacity as a guarantor or surety or (ii) in its capacity as one having rights or obligations in the nature of a guarantor or surety.

                Waiving Party hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any of the other Borrower Parties, protest or notice with respect to any of the obligations of any of the other Borrower Parties, setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on any of the other Borrower Parties as a condition precedent to the obligations of Waiving Party), and covenants that the Transaction Documents will not be discharged, except by complete payment and performance of the obligations evidenced and secured thereby, except only as limited by the express contractual provisions of the Transaction Documents. Waiving Party further waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the obligations of any of the other Borrower Parties to Noteholder is due, notices of any and all proceedings to collect from any of the other Borrower Parties or any endorser or any other guarantor of all or any part of their obligations, or from any other person or entity, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Surety to secure payment of all or any part of the obligations of any of the other Borrower Parties.

                Except only to the extent provided otherwise in the express contractual provisions of the Transaction Documents, Waiving Party hereby agrees that all of its obligations under the Transaction Documents shall remain in full force and effect, without defense, offset or counterclaim of any kind, notwithstanding that any right of Waiving Party against any of the other Borrower Parties or defense of Waiving Party against Surety may be impaired, destroyed, or otherwise affected by reason of any action or inaction on the part of Surety. Waiving Party waives all rights and defenses arising out of an election of remedies by the Surety or Trustee, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, may have destroyed the Waiving Party's rights of subrogation and reimbursement against the other Borrower Parties by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Waiving Party waives all rights and defenses that it may have because the obligations of any other Borrower Party are secured by real property. This means, among other things: (i) Trustee may collect from Waiving Party without first foreclosing on any real or personal property collateral pledged by the other Borrower Party; and (ii) if Trustee forecloses on real property collateral pledged by any other Borrower Party, (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and
(B) Trustee may collect from the Waiving Party even if Trustee, by foreclosing on the real property collateral, has destroyed any right the Waiving Party may have to collect from another Borrower Party. This is an unconditional and irrevocable waiver of any rights and defenses the Waiving Party may have because the other Borrower Party's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

                Surety is hereby authorized, without notice or demand, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the obligations of any of the other Borrower Parties; (b) to accept partial payments on all or any part of the obligations of any of the other Borrower Parties; (c) to take and hold security or collateral for the payment of all or any part of the obligations of any of the other Borrower Parties; (d) to exchange, enforce, waive and release any such security or collateral for such obligations; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of such obligations and any security or collateral for such obligations. Any of the foregoing may be done in any manner, and Waiving Party agrees that the same shall not affect or impair the obligations of Waiving Party under the Transaction Documents.

                Waiving Party hereby assumes responsibility for keeping itself informed of the financial condition of all of the other Borrower Parties and any and all endorsers and/or other guarantors of all or any part of the obligations of the other Borrower Parties, and of all other circumstances bearing upon the risk of nonpayment of such obligations, and Waiving Party hereby agrees that Noteholder shall have no duty to advise Waiving Party of information known to it regarding such condition or any such circumstances.

                Waiving Party agrees that neither Surety nor any person or entity acting for or on behalf of Surety shall be under any obligation to marshal any assets in favor of Waiving Party or against or in payment of any or all of the obligations secured hereby. Waiving Party further agrees that, to the extent that any of the other Borrower Parties or any other guarantor of all or any part of the obligations of the other Borrower Parties makes a payment or payments to Surety, or Surety receives any proceeds of collateral for any of the obligations of the other Borrower Parties, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid or refunded, then, to the extent of such payment or repayment, the part of such obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

                Waiving Party (i) shall have no right of subrogation with respect to the obligations of the other Borrower Parties and (ii) waives any right to enforce any remedy that Surety now has or may hereafter have against any of the other Borrower Parties any endorser or any guarantor of all or any part of such obligations or any other person, and Waiving Party waives any benefit of, and any right to participate in, any security or collateral given to Surety to secure the payment or performance of all or any part of such obligations or any other liability of the other parties to Surety.

                Waiving Party agrees that any and all claims of it may have against any of the other Borrower Parties, any endorser or any other guarantor of all or any part of the obligations of the other Borrower Parties, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment in full of all obligations secured hereby. Notwithstanding any right of any of the Waiving Party to ask, demand, sue for, take or receive any payment from the other Borrower Parties, all rights, liens and security interests of Waiving Party, whether now or hereafter arising and howsoever existing, in any assets of any of the other Borrower Parties (whether constituting part of the security or collateral given to Surety to secure payment of all or any part of the obligations of the other Borrower Parties or otherwise) shall be and hereby are subordinated to the rights of Surety in those assets.


                                   ARTICLE XI
                        APPLICATION OF PROPERTY REVENUE

         SECTION 11.01 APPLICATION OF PROPERTY REVENUE. Pursuant to the terms of the Flow of Funds Agreement and Section 4.2 of the Trust Agreement, as applicable, gross revenue from each of the Properties shall be disbursed in the order of priority as set forth in Article II of the Flow of Funds Agreement and
Section 4.2 of the Trust Agreement, including without limitation, amounts necessary to pay Base Surety Premiums and other Reimbursement Obligations arising from time to time.


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

         SECTION 11.02 TERMINATION PREMIUM. On the Termination Premium Payment Date, Lessee shall pay to Trustee the Termination Premium.


                                  ARTICLE XII
                                LIMITED RECOURSE

         SECTION 12.01 NON-RECOURSE LOAN.

                (a) Except as otherwise provided herein, Surety shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Surety Bond or the Transaction Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or SELCO, except that Surety may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Surety to enforce and realize upon this Agreement, the Mortgages or other Transaction Documents, and the Properties or any of them; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties.

                (b) Notwithstanding the foregoing, Borrower and SELCO shall be personally liable in the amount of any loss, damage or cost resulting or arising from (i) fraud or intentional misrepresentation by Borrower or SELCO in connection with obtaining the Loan evidenced by the Note and the Surety Bond,
(ii) Borrower's or SELCO's misappropriation or misapplication of Rents in violation of the Flow of Funds Agreement or any other Transaction Documents,
(iii) Borrower's or SELCO's violation of the provisions of Sections 6.02, 6.03,
6.07 or 6.08 and (iv) upon the occurrence of any Event of Default with respect to Borrower under Section 4.01(g); provided, however, that SELCO shall only be liable for any loss, damage or cost resulting or arising from any of the foregoing acts of Borrower or matters with respect to Borrower occurring or existing during the period that SELCO is Borrower's controlling shareholder.

                (c) No provision of this Section 12.01 shall (i) affect the enforcement of the Guaranty, or any other guaranty or similar agreement executed in connection with the debt evidenced by the Note and the Surety Bond,
(ii) release or reduce the debt evidenced by the Note and the Surety Bond,
(iii) impair the lien of the Mortgages or any other Transaction Documents, (iv) impair the rights of Surety to enforce any provisions of the Transaction Documents, (v) limit Surety's ability to obtain a deficiency judgment or judgment on the Note, the Surety Bond or otherwise against any Borrower Party to the extent necessary to obtain any amount for which such Borrower Party may be liable in accordance with this Section 12.01 or any other Transaction Documents or (vi) modify or affect the liabilities or obligations of Lessee, Guarantor, Manager or any Sublessee under any of the Transaction Documents.


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                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                          "SURETY"

                          ZC SPECIALTY INSURANCE COMPANY,
                          a Texas corporation


                          By:    /s/ Lynn Finkel
                                 ---------------
                                 Name: Lynn Finkel
                                 Title: Vice President

                          "BORROWER"

                          PITA GENERAL CORPORATION,  an Illinois corporation


                          By:    /s/ Mindy Berman
                                 ----------------
                                 Name: Mindy Berman
                                 Title: Vice President


                          "LESSEE"

                          AHC TENANT, INC. a Delaware corporation


                          By:    /s/ Mark W. Ohlendorf
                                 ---------------------
                                 Name: Mark W. Ohlendorf
                                 Title: Vice President

                                   EXHIBIT A

                             INSURANCE SURETY BOND

                                   EXHIBIT B

                         MASTER GLOSSARY OF DEFINITIONS
                                 (See Attached)